Exhibit 10.30

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of January 13th, 2020 (the “Effective Date”) by and between Innovent Biologics (Suzhou) Co., Ltd., a PRC corporation (“Innovent”) and Coherus BioSciences, Inc., a Delaware corporation (“Coherus”).  Innovent and Coherus are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, Innovent owns or controls intellectual property rights related to the development, manufacture and commercialization of certain biosimilar products, including biosimilar products designated as IBI-301 and IBI-305, respectively;

WHEREAS, Coherus is a company focused on the development, manufacture and commercialization of biosimilar products; and

WHEREAS, Coherus wishes to obtain an exclusive license from Innovent, and Innovent wishes to grant an exclusive license to Coherus, the intellectual property rights related to certain of Innovent’s biosimilar products subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions
1.1	“aBLA” means an abbreviated Biologics License Application filed with the FDA in the United States, as defined in Section 351(k) of the Public Health Services Act (42 U.S.C. 262(k)).
1.2

“Accounting Standards” means, with respect to Coherus and its Affiliates or sublicensees, U.S. generally accepted accounting principles in effect at the relevant time, consistently applied, and with respect to Innovent and its Affiliates, International Financial Reporting Standards in effect at the relevant time, consistently applied.

1.3	“Acquirer” has the meaning set forth in Section 14.4.
1.4	“Additional Active” means an active pharmaceutical or active biological ingredient that is not a Licensed Antibody.
1.5

“Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with a Party.  For purposes of this Section 1.5 only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means:  (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.

79563240_12

EXECUTION VERSION

1.6	“Agreement” has the meaning set forth in the Preamble.
1.7	“Agreement Payments” has the meaning set forth in Section 8.5(b)(i).
1.8	“Alliance Manager” has the meaning set forth in Section 3.2.
1.9	“Anti-Corruption Laws” means any and all Applicable Law that relates to anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act.
1.10

“Applicable Law” means all applicable laws, statutes, rules, regulations, treaties (including tax treaties), orders, judgments or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city, or other political subdivision, including, to the extent applicable, GCP, GLP, and GMP, as well as all applicable data protection and privacy laws, rules, and regulations, including, to the extent applicable, the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act and the EU Data Protection Directive (Council Directive 95/46/EC) and applicable laws implementing the EU Data Protection Directive and the General Data Protection Regulation (2016/679), the Foreign Corrupt Practices Act of 1977, or any comparable laws in any country, and all export control laws.

1.11	“Approved CMO” has the meaning set forth in Section 7.3(b).
1.12	“Auditor” has the meaning set forth in Section 8.6(b).
1.13

“Bevacizumab Antibody” means the antibody known as IBI-305 that is (a) a recombinant humanized monoclonal antibody directed against the vascular endothelial growth factor, and (b) (i) covered by Patents Controlled by Innovent and/or (ii) (A) incorporates, combines or uses proprietary Know-How Controlled by Innovent, or (B) derived from Innovent’s proprietary cell lines.  For clarity, an antibody is deemed “covered by” a Patent where such Patent is an issued Patent or a pending patent application, and an antibody will not be deemed to not constitute a Bevacizumab Antibody solely as a result of the abandonment or expiration of the last Patent Controlled by Innovent that covers such antibody.

1.14	“Bevacizumab Existing Regulatory Materials” has the meaning set forth in Section 5.2(a)(i).
1.15

“Bevacizumab Existing Regulatory Material Transfer Date” means the date on which all of the Bevacizumab Existing Regulatory Materials that the Parties through the JSC in accordance with Section 3.1(c)(i) determine need to be translated into the English language under Section 5.2(a)(i) are provided by or on behalf of Innovent to Coherus.

1.16	“Bevacizumab Field” means the treatment, prevention or amelioration of any human diseases and conditions as included in the label of the Bevacizumab Reference Product.
1.17

“Bevacizumab Licensed Product” means all products containing the Bevacizumab Antibody; provided that, with respect to an Innovent Combination Product containing a Bevacizumab Antibody, the Bevacizumab Licensed Product shall include the Bevacizumab Antibody portion of such Innovent Combination Product, but exclude [***].

1.18	“Bevacizumab Product Term” has the meaning set forth in Section 13.1(a).
1.19	“Bevacizumab Reference Product” means the biologic drug products containing drug substance Bevacizumab and sold under the trademark Avastin®.

EXECUTION VERSION

1.20	“Bevacizumab Reference Price” means the weighted average price as determined by (a) [***] and (b) [***].
1.21

“Biosimilar Product” means, with respect to a product, a biological medicinal product or biological product for human use which:  (a) is highly similar to such product notwithstanding minor differences in clinically inactive components; (b) has no clinically meaningful differences with regard to such product in terms of safety, purity, or potency, as determined by Applicable Law or any applicable Regulatory Authority; and (c) is approved for use (i) in the U.S., under 42 U.S.C § 262(k) as a biosimilar biological product (as defined in 42 U.S.C. § 262(i)(1), (2)) and for which such product is the reference product (as defined in 42 U.S.C. § 262(i)(4)) or (ii) in any other country or jurisdiction, pursuant to an equivalent regime in such country or jurisdiction, and for which such product is the reference product.

1.22

“Biologics License Application” or “BLA” means a request for permission to introduce, or deliver for introduction, a biologic product into interstate commerce (21 CFR 601.2) to the FDA, including any supplements, addendums, or amendments thereto.

1.23	“BPCIA” means the Biologics Price Competition and Innovation Act of 2009, as amended from time to time.
1.24	“BPCIA Proceedings” has the meaning set forth in Section 9.4(a).
1.25	“Business Day” means any day other than: (a) a Saturday or Sunday or (b) any day on which commercial banks in [***] are authorized or required by Applicable Law to remain closed.
1.26

“Calendar Quarter” means each of the three (3)-month periods ending March 31, June 30, September 30, and December 31; provided, that:  (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete such three (3)-month period thereafter; and (b) the final Calendar Quarter of the Term shall end on the last day of the Term.

1.27

“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided, that the final Calendar Year of the Term shall end on the last day of the Term.

1.28	“Clinical Trial” means any human clinical trial of a pharmaceutical or biological product and includes Phase 1 Clinical Trial and Phase 3 Clinical Trial.
1.29	“Clinical Trial Data” has the meaning set forth in Section 5.3(c).
1.30	“Code” has the meaning set forth in Section 13.4(b).
1.31	“CMO” means a Third Party contract manufacturing organization.
1.32	“Coherus” has the meaning set forth in the Preamble.
1.33	“Coherus Indemnitees” has the meaning set forth in Section 12.2.
1.34	“Coherus Inventions” has the meaning set forth in Section 9.1(e).
1.35

“Coherus IP” means any and all Coherus Inventions Controlled by Coherus or any of its Affiliates during the Term that is necessary or reasonably useful for (a) the Development, Manufacture, or Commercialization of the Licensed Antibody, including the Licensed Antibody portion of an

EXECUTION VERSION

Innovent Combination Product in the Innovent Territory; or (b) for the Development of the Licensed Antibody portion of the Innovent Combination Products in the Territory.
1.36	“Coherus Licensed Patents” has the meaning set forth in Section 9.1(e).
1.37	“Coherus Patent Infringement” has the meaning set forth in Section 9.3(c)(i).
1.38

“Combination Product” means: (a) a product that contains a Licensed Product and one (1) or more Additional Actives; or (b) a Licensed Product that is co-packaged or combined with one (1) or more products containing one (1) or more Additional Actives, and such Licensed Product and product(s) containing such Additional Actives are sold for a single price.

1.39

“Commercialization” means any and all activities directed to the commercialization of a product, including marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering, and commercially selling such product, importing, exporting, and transporting such product for commercial sale, and seeking Pricing Approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well all regulatory compliance with respect to the foregoing.  For clarity, “Commercialization” does not include:  (a) Manufacturing; or (b) the conduct of any Clinical Trials or other trials commenced after Regulatory Approval.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.40	“Commercialization Plan” has the meaning set forth in Section 6.2(b).
1.41

“Commercially Reasonable Efforts” means, with respect to a particular activity or product and a party, that measure of efforts and resources that is consistent with the efforts and resources that a biopharmaceutical or biotechnology company of comparable size and resources as such party normally commits to its own activities or products that it is actively developing or commercializing and that are of a similar potential value, stage of research or development, life cycle and commercial potential, taking into account all relevant factors that such party would normally take into account, including issues of safety and efficacy, product profile, the competitiveness of alternative products (including generic products), the patent or other proprietary position of such product (including patent coverage and regulatory exclusivity), the regulatory requirements involved and the potential profitability of such product.

1.42	“Competitor Agreement” has the meaning set forth in Section 13.3.
1.43

“Confidential Information” means, with respect to a Party, all confidential and proprietary information, including chemical or biological materials, chemical structures, sequence information, commercialization plans, correspondence, customer lists, data, development plans, formulae, improvements, Know-How, processes, regulatory filings, reports, strategies, techniques, or other information, in each case, that are disclosed by or on behalf of such Party to the other Party pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic, or electronic form.

1.44

“Control,” “Controls,” or “Controlled” means with respect to any Intellectual Property Right, or Confidential Information, the ability of a Party or its Affiliates, as applicable (whether through ownership or license (other than a license granted in this Agreement)) to grant to the other Party the licenses or sublicenses as provided herein, or to otherwise disclose such Intellectual Property Right or Confidential Information to the other Party, without violating the terms of any then-existing agreement with any Third Party at the time such Party or its Affiliates, as applicable, would

EXECUTION VERSION

be required hereunder to grant the other Party such license or sublicenses as provided herein or to otherwise disclose such Intellectual Property Right or Confidential Information to the other Party.  Notwithstanding the foregoing, a Party will be deemed not to Control any Intellectual Property Right, Confidential Information, compound, or molecule (including any antibody) that is owned or in‑licensed by an Acquirer except:  (a) with respect to any such Intellectual Property Right arising as a result of activities of employees or consultants of the Acquirer who participate in activities under this Agreement, or have access to Confidential Information under this Agreement after a change of control of such Party or an acquisition of all or substantially all of the assets of such Party to which this Agreement relates; or (b) to the extent that any such Intellectual Property Right is included in or used in furtherance of a Party’s activities under this Agreement by the Acquirer after a change of control of such Party or acquisition of all or substantially all the assets of such Party to which this Agreement relates.

1.45	“Cure Period” has the meaning set forth in Section 13.2(a).
1.46	“Damages” has the meaning set forth in Section 9.4(e).
1.47

“Development” means:  (a) research activities (including drug discovery, identification, or synthesis) with respect to a product; or (b) preclinical and clinical drug development activities and other development activities with respect to a product, including test method development and stability testing, toxicology, formulation, process development, qualification and validation, quality assurance, quality control, Clinical Trials (including Clinical Trials and other trials commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs and BLAs, regulatory affairs with respect to the foregoing, and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval.  For clarity, “Development” does not include Manufacturing.  When used as a verb, “Develop” means to engage in Development.

1.48	“Disclosing Party” has the meaning set forth in Section 10.1.
1.49	“Dispute” has the meaning set forth in Section 14.6(b)(i).
1.50	“Dollars” or “$” means the legal tender of the United States.
1.51	“Effective Date” has the meaning set forth in the Preamble.
1.52	“Electronic Delivery” has the meaning set forth in the Section 14.11.
1.53	“Existing Regulatory Materials” means Bevacizumab Existing Regulatory Materials and Rituximab Existing Regulatory Materials, as applicable.
1.54	“FDA” means the U.S. Food and Drug Administration (and any successor entity thereto).
1.55	“Field” means the Bevacizumab Field and the Rituximab Field.
1.56

“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale of such Licensed Product in such country for use or consumption by the general public (following receipt of all Regulatory Approvals that are required in order to sell such Licensed Product in such country) and for which any of Coherus or its Affiliates or sublicensees has invoiced sales of Licensed Products in the Territory; provided, however, that the following shall not constitute a First Commercial Sale:  (a) any sale to an Affiliate or sublicensee, unless such Affiliate or sublicensee is the last Person in the distribution chain of the Licensed Product; (b) any

EXECUTION VERSION

use of such Licensed Product in Clinical Trials or non‑clinical development activities with respect to such Licensed Product by or on behalf of a Party; or (c) any disposal or transfer of such Licensed Product for a bona fide charitable purpose, compassionate use, or samples.

1.57	“FTE” means the equivalent of the work of one (1) person full time for one (1) Calendar Year (consisting of at least a total of [***] ([***]) hours per Calendar Year).
1.58	“FTE Rate” means the rate of USD [***] ($[***]) per FTE for an employee of Innovent.
1.59

“GCP” means the applicable then-current ethical and scientific quality standards for designing, conducting, recording, and reporting Clinical Trials as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the United States, Good Clinical Practices established through FDA guidance, and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6).

1.60

“GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the United States, those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the United States.

1.61

“GMP” means all applicable then-current good manufacturing practice standards relating for fine chemicals, intermediates, bulk products, or finished pharmaceutical or biological products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, as applicable: (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211; and (b)  all Applicable Law promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable compound or pharmaceutical or biological product, as applicable.

1.62

“Governmental Authority” means any:  (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division, instrumentality, office, officer, official, organization, representative, subdivision, unit, and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature.

1.63	“Greater China” means the PRC, Hong Kong, Macau and Taiwan.
1.64	“[***]” has the meaning set forth in Section 14.6(b)(ii).
1.65

“IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto.  References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the PRC).

1.66	“Indemnification Claim Notice” has the meaning set forth in the Section 12.3(a).
1.67	“Indemnitee” has the meaning set forth in the Section 12.3(a).
1.68	“Indemnitor” has the meaning set forth in the Section 12.3(a).

EXECUTION VERSION

1.69

“Indication” means an entirely separate and distinct disease or medical condition in humans:  (a) that a pharmaceutical or biological product that has not yet received Regulatory Approval for which it intends to treat; or (b) for which a pharmaceutical or biological product has received Regulatory Approval (as reflected in the label claim for such product), as applicable.

1.70	“Innovent” has the meaning set forth in the Preamble.
1.71

“Innovent Combination Product” means any product that is a combination of (a) a Licensed Antibody and (b) one (1) or more Additional Actives that are Innovent Pipeline Assets, whether or not in fixed dosage form.

1.72	[***].
1.73	“Innovent Indemnitees” has the meaning set forth in Section 12.1.
1.74	“Innovent Inventions” has the meaning set forth in Section 9.1(c).
1.75	“Innovent IP” means the Innovent Patents and the Innovent Know-How.
1.76

“Innovent Know-How” means any and all Know-How Controlled by Innovent or any of its Affiliates as of the Effective Date or thereafter during the Term that is necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Licensed Products in the Field in the Territory.

1.77

“Innovent Patents” means any and all Patents Controlled by Innovent or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Licensed Products in the Field in the Territory.

1.78	“Innovent Patent Infringement” has the meaning set forth in Section 9.3(a)(i).
1.79

“Innovent Pipeline Assets” means all active pharmaceutical or active biological compounds or ingredients that are (a) owned or otherwise Controlled by Innovent or any of its Affiliates or (b) at any time are otherwise covered by Patents or Know-How owned or otherwise Controlled by Innovent or any of its Affiliates, in each case (a) and (b) excluding Licensed Antibodies and Licensed Products.

1.80	“Innovent Territory” means the world, excluding the Territory.
1.81	“Innovent Transferee” has the meaning set forth in Section 13.8(b).
1.82

“Intellectual Property Rights” shall mean all Patents, trade secrets, copyrights, trademarks, moral rights, Know-How and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

1.83

“Invention” means any process, method, composition of matter, article of manufacture, discovery, or finding that is first conceived or first generated through the activities performed pursuant to this Agreement and any and all Intellectual Property Rights therein.

1.84	“JSC” has the meaning set forth in Section 3.1(a).
1.85	“Joint IP” has the meaning set forth in Section 9.1(d).

EXECUTION VERSION

1.86	“Joint Patents” has the meaning set forth in Section 9.1(d).
1.87	“Joint Patent Infringement” has the meaning set forth in Section 9.3(b)(i).
1.88

“Know-How” means algorithms, data, information, inventions, knowledge, methods (including methods of use or administration or dosing), practices, results, software, techniques, technology, and trade secrets, including analytical and quality control data, analytical methods (including applicable reference standards), assays, batch records, chemical structures and formulations, compositions of matter, cell-lines and products thereof, biological materials, formulae, materials, manufacturing data, pharmacological, toxicological and clinical test data and results, processes, reports, research data, research tools, sequences, standard operating procedures, and techniques, in each case, whether patentable or not, and, in each case, tangible manifestations thereof.

1.89	“Knowledge” means, with respect to a Party, the actual knowledge of those persons of such Party listed on Exhibit A.
1.90	“Licensed Antibody” means Bevacizumab Antibody and, subject to Section 2.3(c), Rituximab Antibody.
1.91	[***].
1.92	“Licensed Products” shall mean Bevacizumab Licensed Product and, subject to Section 2.3(c), Rituximab Licensed Product.
1.93

“Manufacture” means all activities related to the manufacturing of a product or any component or ingredient thereof, including the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.94	[***].
1.95	“Manufacturing and Supply Agreement” has the meaning set forth in Section 7.2.
1.96	“Manufacturing Technology Transfer” has the meaning set forth in Section 7.3(c).
1.97	“Manufacturing Technology Transfer Agreement” has the meaning set forth in Section 7.3(b).
1.98	“Manufacturing Technology Transfer Reimbursement” has the meaning set forth in Section 7.3(c).
1.99	“Manufacturing Technology Transfer Triggering Payment” has the meaning set forth in Section 7.3(a).
1.100	“Material Breach” has the meaning set forth in Section 13.2(a).
1.101	“Milestone Event” has the meaning set forth in Section 8.3(a).
1.102	“Milestone Payment” has the meaning set forth in Section 8.3(a).
1.103	“Milestone Payment Amount” has the meaning set forth in Section 8.3(a).

EXECUTION VERSION

1.104

“Net Sales” means the gross amount invoiced by Coherus or any of its Affiliates or sublicensees for the sale or other disposition of a Licensed Product to a Third Party, less the following deductions to the extent applicable in accordance with applicable Accounting Standards:

(a)

normal and customary trade, cash, and quantity discounts, allowances, and credits allowed or paid, in the form of deductions actually allowed with respect to sales of such Licensed Product (to the extent not already reflected in the amount invoiced, and excluding commissions for commercialization);

(b)	retroactive price reductions, allowances, or credits actually granted upon rejections or returns of Licensed Product, including for recalls or damaged good and billing errors;
(c)

discounts, chargeback payments, rebates, and reimbursements granted to wholesalers and other distributors, pharmacies and other retailers, managed care organizations, group purchasing organizations, or other buying groups, pharmacy benefit management companies, health maintenance organizations, federal, state, provincial, local, or other governments, and any other providers of health insurance coverage, health care organizations, or other health care institutions (including hospitals), health care administrators, or patient assistance or other similar programs;

(d)

compulsory payments and cash rebates related to the sales of such Licensed Product paid to a Governmental Authority (or agent thereof) pursuant to Applicable Law by reason of any national or local health insurance program or similar program, including required chargebacks and retroactive price reductions, to the extent allowed and taken, including government levied fees as a result of healthcare reform policies (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48));

(e)

reasonable and customary freight, shipping insurance and other transportation expenses to the extent they are separately itemized and included in the gross amount invoiced and charged to the buyer, provided that in any given Calendar Quarter, the amount of any such deductions in aggregate shall not be in excess of [***] percent ([***]%) of Net Sales with respect to such Calendar Quarter;

(f)

tariffs, duties, import, export, excise, sales, use, turnover, value-added, and other similar taxes (other than taxes based on income); customs duties; or other government charges, in each case, imposed on the sale of Licensed Product to the extent included in the price and separately itemized on the invoice, including VAT;

(g)	other similar and customary deductions which are in accordance with applicable Accounting Standards; and
(h)	amounts invoiced for sales of Licensed Product that are written off as uncollectible after reasonable collection efforts.

Each of the foregoing deductions shall be determined as actually incurred from the books and records of Coherus, its Affiliates or sublicensees maintained in accordance with the Accounting Standards, consistently applied.  Even if there is overlap between any of deductions set forth in Section 1.104(a) through Section 1.104(h) above, each individual item shall only be deducted once in the overall Net Sales calculation.

EXECUTION VERSION

Notwithstanding the foregoing, sales of a Licensed Product by and among Coherus, its Affiliates, and its (sub)licensees shall be deemed a sale for the purposes of Net Sales only in the event such of Coherus, its Affiliate, or (sub)licensee that is the purchaser is the ultimate end user of such Licensed Product.

Any Licensed Products used for promotional or advertising purposes, used for Clinical Trials, preclinical trials or other research purposes, free samples, named patient use, compassionate use, patient assistance, charitable use or distributed at no charge to patients unable to purchase the same shall not be included in Net Sales.  Donations, dispositions or transfers for charitable reasons, which dispositions or transfers are at or below cost, shall also not be included in Net Sales.

With respect to Combination Products, the following shall apply:

In the event a Licensed Product is sold as a Combination Product, Net Sales of the Combination Product will be calculated by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average per unit Net Sales in the applicable country in the Territory of the Licensed Product sold separately (without any Additional Active) in the same formulation and dosage in a comparable Indication, and B is the sum of the average per unit Net Sales in the applicable country in the Territory of all Additional Actives (in the same formulation and dosage in a comparable Indication as in the Combination Product) in the Combination Product, as applicable, in each case sold separately during the applicable Calendar Quarter.  If A or B cannot be determined because average selling prices for the Licensed Product or the Additional Active(s) are not available separately in a particular country, then the Parties shall discuss an appropriate allocation of Net Sales to the Licensed Product and to the Additional Active(s), and thereafter Coherus will determine the allocation of Net Sales for the relevant transactions in good faith based on an equitable method of determining the same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient, and relative value to the end user of each therapeutically active ingredient.

1.105	“New Regulatory Materials” has the meaning set forth in Section 5.2(b).
1.106	“NMPA” has the meaning set forth in Section 5.2(a)(i).
1.107	“Option” has the meaning set forth in Section 2.3(a).
1.108	“Option Effective Date” has the meaning set forth in Section 2.3(c).
1.109	“Option Exercise” has the meaning set forth in Section 2.3(b).
1.110	“Option Exercise Notice” has the meaning set forth in Section 2.3(b).
1.111	“Option Fee” has the meaning set forth in Section 8.2.
1.112	“Option Period” has the meaning set forth in Section 2.3(b).
1.113	“Party(ies)” has the meaning set forth in the Preamble.
1.114	“Patent Extensions” has the meaning set forth in Section 9.5.
1.115

“Patents” means: (a) U.S. patents and patent applications in any country or supranational jurisdiction worldwide; (b) any substitutions, divisionals, continuations, continuations‑in‑part, reissues, renewals, registrations, confirmations, and the like of any such patents or patent applications; (c) foreign counterparts of any of the foregoing; and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations,

EXECUTION VERSION

reissues, re-examinations and extensions, including any supplementary protection certificates of any of the foregoing.
1.116	“Payee” means a Party receiving a payment under this Agreement.
1.117	“Payor” means a Party owing or making a payment under this Agreement.
1.118

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.119

“Phase 1 Clinical Trial” means a Clinical Trial which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to get information on product safety, tolerability, immunogenicity, pharmacological activity, or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) (or the foreign equivalent thereof).

1.120

“Phase 3 Clinical Trial” means any clinical trial of an investigational product in patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain Regulatory Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States.  The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.121	“PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, Macau and Taiwan.
1.122

“Pricing Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical or biological product or that will be reimbursed by Governmental Authorities for a pharmaceutical or biological product, in each case, in a country where Governmental Authorities approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise.

1.123

“Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, a rate equivalent to the base rate on corporate loans posted by at least percent (70%) of the ten largest U.S. banks.

1.124	“Prior CDA” means that certain mutual confidentiality agreement, by and between Innovent and Coherus dated April 22, 2019.
1.125

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution, and maintenance of such Patent, as well as re-examinations, reissues, appeals, and requests for patent term adjustments with respect to such Patent, together with the initiation or defense of interferences, oppositions, inter partes review, derivations, re‑examinations, post-grant proceedings, and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding) with respect to the particular Patent, and any appeals therefrom.  For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.126	“Receiving Party” has the meaning set forth in Section 10.1.

EXECUTION VERSION

1.127	“Reference Price” means the Bevacizumab Reference Price or the Rituximab Reference Price, as applicable.
1.128

“Regulatory Approval” means all approvals, licenses, and authorizations of the applicable Regulatory Authority necessary for the marketing and sale of a pharmaceutical or biological product for a particular Indication in a country or region (including separate Pricing Approvals, as necessary), and including the approvals by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.129

“Regulatory Authority” means any national or supranational Governmental Authority, including the FDA in the U.S. or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development and commercialization of, and the granting of Regulatory Approval for, a pharmaceutical or biological product in such country or region.

1.130

“Regulatory Materials” means the regulatory registrations, applications, authorizations, and approvals (including approvals of BLAs, INDs, supplements and amendments, pre- and post-approvals, Pricing Approvals, and labeling approvals), Regulatory Approvals, and other submissions made to or with any Regulatory Authority, including drug master files, for research, development (including the conduct of Clinical Trials), manufacture, or commercialization of a pharmaceutical or biological product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each BLA, IND, and foreign equivalents of any of the foregoing.

1.131

“Rituximab Antibody” means the antibody known as IBI-301 that is (a) a chimeric, murinehuman monoclonal antibody directed against the B-lymphocyte specific antigen CD20, and (b) (i) covered by Patents Controlled by Innovent and/or (ii) (A) incorporates, combines or uses proprietary Know-How Controlled by Innovent, or (B) derived from Innovent’s proprietary cell lines.  For clarity, an antibody is deemed “covered by” a Patent where such Patent is an issued Patent or a pending patent application, and an antibody will not be deemed to not constitute a Rituximab Licensed Antibody solely as a result of the abandonment or expiration of the last Patent Controlled by Innovent that covers such antibody.

1.132	“Rituximab Existing Regulatory Materials” has the meaning set forth in Section 5.2(a)(ii).
1.133

“Rituximab Existing Regulatory Materials Transfer Date” means the date on which all of the Rituximab Existing Regulatory Materials that the Parties through the JSC in accordance with Section 3.1(c)(ii) determine need to be translated into the English language under Section 5.2(a)(ii)(A) are provided by or on behalf of Innovent to Coherus.

1.134	“Rituximab Field” means the treatment, prevention or amelioration of any human diseases and conditions as included in the label of the Rituximab Reference Product.
1.135

“Rituximab Licensed Product” means all products containing the Rituximab Antibody; provided that, with respect to an Innovent Combination Product containing a Rituximab Antibody, the Rituximab Licensed Product shall include the Rituximab Antibody portion of such Innovent Combination Product, but exclude [***].

1.136	“Rituximab Reference Product” means the biologic drug products containing drug substance Rituximab and sold under the trademark Rituxan®.

EXECUTION VERSION

1.137	“Rituximab Reference Price” means the weighted average price as determined by (a) [***] and (b) [***].
1.138	“Rituximab Product Term” has the meaning set forth in Section 13.1(b).
1.139	“ROFR Exercise Period” has the meaning set forth in Section 2.3(e).
1.140	“Royalty Floor” has the meaning set forth in Section 8.4(c)(i).
1.141	“Security Regulators” has the meaning set forth in Section 10.3(a)(i).
1.142	“Senior Executive” means: (a) with respect to Innovent, [***]; and (b) with respect to Coherus, [***].
1.143

“Sintilimab Antibody” means the antibody known as IBI-308 that is a recombinant human monoclonal antibody directed against the negative immunoregulatory human cell surface receptor programmed cell death 1 and all variants, fragments or derivatives thereof.

1.144	“Sintilimab Product” means all products containing the Sintilimab Antibody.
1.145	“Taxes” has the meaning set forth in Section 8.5(b)(i).
1.146	“Term” has the meaning set forth in Section 13.1(d).
1.147	“Territory” means the United States and Canada, including each of their respective territories and possessions.
1.148	“Third Party” means any Person other than Innovent or Coherus that is not an Affiliate of Innovent or of Coherus.
1.149	“Third Party Claim” means any and all suits, claims, actions, proceedings, or demands brought by a Third Party.
1.150	“Third Party Consideration” has the meaning set forth in Section 2.3(e).
1.151	“Third Party Infringement Claim” has the meaning set forth in Section 9.4(a).
1.152	“Transaction Notice” has the meaning set forth in Section 2.3(e).
1.153	“Transfer Taxes” has the meaning set forth in Section 8.5(b)(i).
1.154	“Transition Assistance” has the meaning set forth in Section 13.8(d).
1.155	“United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.156	“Upfront Payment” has the meaning set forth in Section 8.1.
2.	BEVACIZUMAB License; Rituximab OPTION; SINTILIMAB Exclusivity
Bevacizumab Exclusive License

.  As of the Effective Date and subject to the terms and conditions of this Agreement, Innovent hereby grants to Coherus a royalty-bearing, exclusive, non-transferable (except as provided in Section 14.4) and sublicenseable (subject to Section 2.5) license, under the

EXECUTION VERSION

Innovent IP to Develop, Manufacture (subject to Section 7.3), and Commercialize, the Bevacizumab Licensed Product in the Bevacizumab Field in the Territory.

Rituximab Non-Exclusive License

.  As of the Effective Date and subject to the terms and conditions of this Agreement, Innovent hereby grants to Coherus a fully-paid, non-exclusive, non-transferable (except as provided in Section 14.4) and non-sublicenseable license, under the Innovent IP solely for Coherus, its Affiliates or designees to hold meetings with the FDA to discuss filing an IND, aBLA and other Regulatory Materials in the Territory using the Rituximab Existing Regulatory Materials transferred by Innovent to Coherus in accordance with Section 5.2(a)(ii)(A) (“Rituximab Non-Exclusive License”).  The term of the Rituximab Non-Exclusive License shall terminate automatically on the earlier of (a) the Option Effective Date and (b) expiration of the Option Period, unless otherwise mutually agreed by the Parties.

2.3	Rituximab Option.
(a)

Innovent hereby grants Coherus [***] option, during the Option Period, to obtain an exclusive license, under the Innovent IP to Develop, Manufacture (subject to Section 7.3), and Commercialize the Rituximab Licensed Product in the Rituximab Field in the Territory in accordance with the terms and conditions provided in this Agreement (the “Option”).

(b)

Coherus may exercise the Option (the “Option Exercise”) at any time (subject to Section 2.3(e)) beginning on [***] and ending on the first anniversary of the Rituximab Existing Regulatory Materials Transfer Date (“Option Period”) by providing written notice (the “Option Exercise Notice”) to Innovent.  If no Option Exercise occurs pursuant to this Section 2.3(b) within the Option Period, then Coherus shall have no further rights with respect to the Rituximab Licensed Product under this Agreement.

(c)

Upon (i) Coherus’s Option Exercise in accordance with Section 2.3(b) and (ii) Coherus’s payment of the Option Fee in accordance with Section 8.2, Rituximab Licensed Product shall be deemed a Licensed Product for all purposes of this Agreement (“Option Effective Date”).

(d)

As of the Option Effective Date and subject to the terms and conditions of this Agreement, Innovent shall grant and hereby grants to Coherus a royalty-bearing, exclusive, non-transferable (except as provided in Section 14.4) and sublicenseable (subject to Section 2.5) license, under the Innovent IP to Develop, Manufacture (subject to Section 7.3), and Commercialize the Rituximab Licensed Product in the Rituximab Field in the Territory.

(e)

During the Option Period, prior to the consummation of any Third Party transaction through which Innovent or its Affiliates propose to grant such Third Party a license under the Innovent IP to Develop, Manufacture, and Commercialize, the Rituximab Licensed Product in the Rituximab Field in the Territory, Innovent shall, not later than [***] ([***]) days prior to the consummation of such transaction, provide Coherus a written notice describing the material terms and conditions (including the amount and form of consideration for the entire transaction) of such transaction (“Transaction Notice”).  Coherus may exercise its Option in accordance with Section 2.3(b) within [***] ([***]) days of such notice (“ROFR Exercise Period”) by providing Innovent with an Option Exercise Notice, provided, if the consideration offered by such Third Party (“Third Party Consideration”), in the aggregate, under such Third Party transaction exceeds the (i) [***], (ii) [***] and (iii) [***], in the aggregate, then Coherus’s Option Exercise Notice shall state that Coherus shall pay Innovent greater than or equal to the amount of consideration offered by such Third Party

EXECUTION VERSION

as Third Party Consideration for Coherus to exercise its Option in accordance with Section 2.3(b) and upon Innovent’s receipt of such Option Exercise Notice, the Parties shall negotiate in good faith, for a period not to exceed [***] ([***]) days, the terms of such Option consideration under which Coherus may exercise its Option.  If (A) Coherus fails to provide Innovent with an Option Exercise Notice prior to expiration of the ROFR Exercise Period, or (B) the Parties fail to negotiate such terms within the [***] ([***]) day period, Innovent shall be free to consummate the Third Party transaction and Coherus shall have no further rights to the Rituximab Licensed Product in the Field in the Territory.

2.4

License Grant to Innovent.  Subject to this Section 2.4, Coherus hereby grants to Innovent a perpetual, irrecoverable, non-exclusive, royalty-free, non-transferable (except as provided in Section 14.4), and sublicenseable (through multiple tiers and subject to Section 2.5) license, under the Coherus IP, to (a) Develop, Manufacture, and Commercialize the Licensed Antibodies in the Innovent Territory; and (b) Develop the Licensed Antibodies portion of an Innovent Combination Products in the Territory.  In no event shall Innovent sublicense or transfer the non-exclusive license granted under this Section 2.4 independent of a Licensed Antibody.

2.5	Sublicense.
(a)

Subject to the terms and conditions of this Agreement, either Party may grant sublicenses of the licenses granted to such Party by the other Party under Section 2.1 and 2.2 and Section 2.5, as applicable, to its Affiliates and Third Parties, whose primary business is the provision of Development related services to its clients, solely for the purposes of receiving Development related services from such Third Party.  Either Party may grant sublicenses of the licenses granted to such Party by the other Party under Section 2.1 and 2.2 and Section 2.5, as applicable, to its Affiliates and Third Parties, whose primary business is the provision of Manufacturing related services to its clients, solely for the purposes of receiving Manufacturing related services from such Third Party, and in the case of Coherus in accordance with Section 7.3(b) and Section 7.3(f).  For all other sublicenses, neither Party may grant sublicenses of the licenses granted to such Party under Section 2.1 and 2.2 and Section 2.4, as applicable, without first providing to the other Party a reasonable explanation of the capabilities and financial wherewithal of the prospective sublicensee and obtaining the other Party’s prior written consent, which such consent shall not be unreasonably withheld, delayed or conditioned.

(b)

Each Party shall not grant a sublicense of licenses granted to such Party by the other Party under Section 2.1 and 2.2 and Section 2.5, as applicable, to a Person that has been debarred or disqualified by a Regulatory Authority.  Each Party shall ensure that each sublicensee is subject to written agreement that is consistent with the terms and conditions of this Agreement, including the following terms and conditions Article 10 (Confidentiality) and Intellectual Property (Article 9) and if Coherus is the sublicensor, records and audit rights (Section 8.6).  Each Party shall promptly provide a copy of the executed agreement with each sublicensee to the other Party upon the other Party’s written request, which copy may be redacted to remove [***] terms and other such terms that are not directly related to this Agreement.  Each Party shall remain liable to the other Party for any breach or default of the applicable terms and conditions of this Agreement by any of its sublicensees.

2.6

Innovent Retained Rights.  Notwithstanding anything to the contrary in this Agreement, Innovent hereby expressly retains, on behalf of itself (and its Affiliates and other licensees), (a) all rights under the Innovent IP to fulfill, either itself, its Affiliates or through subcontractors, Innovent’s obligations under this Agreement; and (b) the non-exclusive right to Develop the Innovent

EXECUTION VERSION

Combination Product in the Territory; provided that (i) prior to initiating the Development of any Innovent Combination Product in the Territory, Innovent shall provide Coherus with a written notice [***] to conduct such Development with a [***] plan for such Development; (ii) the Parties shall discuss the Development of such Innovent Combination Product in the Territory through the JSC; and (iii) the Parties shall coordinate the Development of such Innovent Combination Product in the Territory by or on behalf of Innovent through the JSC; [***].  Innovent shall not [***].  Notwithstanding the foregoing, Innovent may [***].  For clarity, Innovent may [***].  Subject to Coherus’s right to exclusively Commercialize the Licensed Products in the Territory, the Parties agree that in the event Innovent wishes to Commercialize an Innovent Combination Product in the Territory, the Parties shall [***].

2.7

No Implied Licenses.  Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Intellectual Property Rights of the other Party, including tangible or intangible items owned, controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, in each case, pursuant to this Agreement.

2.8

Right of First Negotiation.  For a period of [***] days from the Effective Date, the Parties shall negotiate on [***] with respect to the terms and conditions under which Coherus may obtain a license under Patents and Know-How Controlled by Innovent with respect to the [***] for the [***].

3.	Collaboration governance
Joint Steering Committee

.

(a)

Innovent and Coherus shall establish a Joint Steering Committee in accordance with this Article 3 (the “JSC”).  The JSC shall remain in effect from the Effective Date through the Term.  The JSC shall serve as a forum for discussing and sharing information in accordance with this Agreement and discussing strategy regarding the Development, Manufacture and Commercialization of the Licensed Products, among other activities.

(b)

Composition of the JSC.  Each Party shall appoint [***] ([***]) representatives as its voting members of the JSC.  The first meeting of the JSC shall be held within [***] ([***]) days of the Effective Date.  The JSC shall be co-chaired by a representative of Coherus and a representative of Innovent.  The co-chairpersons shall be responsible for calling meetings, setting the agenda, circulating the agenda at least [***] ([***]) days prior to each meeting and distributing minutes of the meetings within [***] ([***]) days following such meetings (provided that each co-chairperson may elect to delegate the performance of its responsibilities to other members of the JSC from time to time), but shall not otherwise have any greater power or authority than any other member of the JSC.  Each Party shall disclose to the co-chairpersons any proposed agenda items, along with appropriate information at least [***] ([***]) [***] in advance of each meeting of the JSC.  Each member of the JSC selected by each Party shall have substantial experience in biopharmaceutical product development, manufacturing and/or commercialization and other such expertise as appropriate to the activities of the JSC.  Each Party may replace its members of the JSC upon written notice to the other Party and shall replace its members as the expertise required by the JSC changes over time and as the Licensed Products advance through Development, Manufacture and Commercialization.

EXECUTION VERSION

(c)	Responsibilities of the JSC. The JSC’s responsibilities shall include, among others, the following:
(i)	promptly after the Effective Date, agree upon the scope and facilitate the transfer of all Bevacizumab Existing Regulatory Materials by Innovent to Coherus in accordance with Section 5.2(a)(i);
(ii)	promptly after the Effective Date, agree upon the scope and facilitate the transfer of all Rituximab Existing Regulatory Materials by Innovent to Coherus in accordance with Section 5.2(a)(ii);
(iii)

facilitating the exchange of information, data and regulatory strategies between the Parties with respect to the Development of the Licensed Products both in the Territory and outside the Territory as well as both in the Field;

(iv)	discuss the Commercialization Plan prepared or updated by Coherus;
(v)	share information regarding the Commercialization of the Licensed Products in the Territory;
(vi)	discuss and comment on each Party’s clinical summaries, synopsis, and protocols with respect to the Development of Licensed Products and Innovent Combination Products in the Territory; and
(vii)	discuss such other matters as the Parties mutually agree to discuss at the JSC.
Meetings of the JSC

.  The JSC shall hold meetings at such times and places as shall be determined by a majority of the entire membership of the committee, but in no event, shall such meetings be held less frequently than once every [***] ([***]) months.  Meetings of the JSC shall be held via internet, telephonically or by videoconference; provided that at least [***] ([***]) meetings per year shall be held in person.  Meetings of the JSC shall be effective if at least [***] ([***]) members of the JSC, representing each Party, are in attendance or participating in the meeting.  Each Party shall be responsible for the expenses incurred in connection with its employees, consultants and its members of the JSC attending or otherwise participating in JSC meetings.

(e)

Coherus shall consider in good faith any comments provided by Innovent in relation to the Development, Manufacturing, or Commercialization of the Licensed Products in the Territory by or behalf of Coherus in the Territory.  Innovent shall consider in good faith any comments provided by Coherus in relation to the Development of the Innovent Combination Products by or on behalf of Innovent in the Territory.

3.2

Alliance Managers.  Within [***] ([***]) days following the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical Development and Commercialization issues) to act as its alliance manager under this Agreement (the “Alliance Manager”).  The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement.  The Alliance Managers shall (a) facilitate the flow of information; and (b) otherwise promote communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate

EXECUTION VERSION

communications, and raising cross-Party or cross-functional disputes in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.
4.	Development.
4.1

Responsibility.  Subject to the terms and conditions of this Agreement, including this Article 4, Coherus shall (a) have the sole right (and shall solely control, at its discretion), itself or with or through its Affiliates, sublicensees, or other Third Parties, to Develop the Licensed Products in the Field in the Territory; [***]; and (b) update the JSC from time to time during the Term on the Development activities performed by or on behalf of Coherus.

4.2

Phase 1 Clinical Trial.  During the Term, Coherus shall (i) use Commercially Reasonable Efforts to conduct all Development activities related to the Licensed Products in the Field in the Territory, and (ii) promptly inform Innovent of any corporate decision of Coherus to discontinue the Development of the Licensed Products in the Territory.  Without limiting the foregoing, Coherus shall:

(a)

conduct [***] to support the aBLA for each Bevacizumab Licensed Product and Rituximab Licensed Product, if applicable, in the respective Field in the Territory, which shall rely upon all other Clinical Trial results and other Regulatory Materials transferred from Innovent in accordance with Section 5.2(a), as applicable;

(b)

[***] for the Bevacizumab Licensed Product with the FDA within [***] ([***]) months from the Bevacizumab Existing Regulatory Material Transfer Date [***], subject to any additional information, data and/or results that the FDA may request, and in such event the [***] shall not commence until such time Coherus obtains or is provided with such additional Existing Regulatory Materials are provided by Innovent to information, data and/or results that the FDA requested are submitted to the FDA.  The Parties agree that [***]

(c)

[***] for a Bevacizumab Licensed Product with the FDA in the Bevacizumab Field in the United States within [***] ([***]) months following the Effective Date; and (ii) after Coherus exercises the Option, the [***] for a Rituximab Licensed Product with the FDA in the Rituximab Field in the United States within [***] ([***]) months following the Option Effective Date, provided, in each case (i) and (ii), if the applicable Existing Regulatory Materials, as translated in English, are not transferred by Innovent to Coherus within the [***] ([***]) month and the [***] ([***]) month period as set forth in Section 5.2(a)(i) and Section 5.2(a)(ii)(A), as applicable, then the [***] ([***]) month period for the corresponding Licensed Product under this Section 4.2(c) shall be extended by the duration of time until such Existing Regulatory Materials are provided by Innovent to Coherus in accordance with Section 5.2(a)(i) and Section 5.2(a)(ii)(A), as applicable. The Parties agree that [***].  The Parties agree that the [***] ([***]) month period set forth herein for each Licensed Product shall be renegotiated in good faith in the event of a recommendation or order by a Regulatory Authority in the Territory to conduct an additional (A) Clinical Trial and/or (B) analytical and/or bioanalytical activities or studies in the Territory..

4.3

Rituximab Antibodies and the Rituximab Licensed Products.  Prior to the Option Effective Date, Innovent shall (a) be solely responsible for the Development (and Manufacture, or having Manufactured, for the purposes thereof) of the Rituximab Antibodies and the Rituximab Licensed Products at [***] sole cost and expense, and (b) at each meeting of the JSC or as otherwise agreed by the Parties, Innovent shall provide the JSC with written reports or presentations summarizing its

EXECUTION VERSION

activities with respect to the Development and associated Manufacture of the Rituximab Antibodies and the Rituximab Licensed Products.  Each report or presentation will cover such activities since the previous JSC meeting, including a summary of results, information, and data generated and any material developments and activities planned with respect to the Rituximab Antibodies or the Rituximab Licensed Products.  Prior to the Option Effective Date, upon request by the JSC or by Coherus, Innovent will reasonably provide the JSC with such other then-existing information and such additional access to records with respect to the Rituximab Licensed Products and the Rituximab Licensed Products as the JSC or Coherus may reasonably request, including the underlying information used to support such summaries. For clarity, the foregoing shall not be deemed or interpreted to impose on Innovent any obligation to conduct any Development of the Rituximab Antibodies and the Rituximab Licensed Products in the Field in the Territory.

5.	Regulatory
Regulatory Matters

.

(a)

Responsibility.  Subject to the terms and conditions of this Agreement, Coherus shall (i) have the sole right (and shall solely control, at its discretion), itself or with or through its Affiliates, sublicensees, or other Third Parties, and (ii) use Commercially Reasonable Efforts, to (A) prepare, and submit to applicable Regulatory Authorities, all Regulatory Materials for Licensed Products in the Territory; and (B) obtain and maintain all Regulatory Approvals for Licensed Products in the Territory.

(b)

Communications with Regulatory Authorities.  Subject to the terms and conditions of this Agreement, including Section 2.6, (i) Coherus shall have the exclusive right to correspond or communicate with Regulatory Authorities regarding the Licensed Products in the Field in the Territory; and (ii) unless required by Applicable Law, Innovent, its Affiliates, and its permitted subcontractors shall not correspond or communicate with Regulatory Authorities regarding any Licensed Product without first obtaining Coherus’s prior written consent in the Field in the Territory.  If Innovent, its Affiliates, or its permitted subcontractors receive any correspondence or other communication from a Regulatory Authority regarding a Licensed Product, Innovent shall provide Coherus with access to or copies of all such material written or electronic correspondence promptly after its receipt.

(c)

Innovent Support.  Innovent shall use Commercially Reasonable Efforts to provide Coherus with reasonable assistance as may be reasonably requested by Coherus from time to time in connection with Coherus’s preparation, submission to Regulatory Authorities and maintenance of Regulatory Materials for Licensed Products in the Field in the Territory, including, upon Coherus’s reasonable prior request, attending meetings with Regulatory Authorities regarding any Licensed Product; provided that Coherus shall [***].

Regulatory Materials

.

(a)	Existing Regulatory Materials.
(i)

Existing Regulatory Materials for the Bevacizumab Licensed Products. Promptly after the Effective Date, Innovent shall assign and transfer (and hereby does assign and transfer), or cause to be assigned and transferred to the extent not owned by Innovent, to Coherus (or its designee), any and all Regulatory Materials for the Bevacizumab Licensed Products in the Territory held by or on behalf of Innovent, its Affiliates or contractors as of or prior to the Effective Date (the “Bevacizumab

EXECUTION VERSION

Existing Regulatory Materials”), including providing true, accurate, and complete hard or electronic copies thereof to Coherus that may include key reports, information and data including sections of any BLA submitted by Innovent to the Chinese National Medical Products Administration (“NMPA”), clinical reports, patient data, chemistry, manufacturing and control data and analytics, immunogenicity data, and any additional materials mutually determined by the Parties through the JSC; provided, that in the event such assignment is not permitted under Applicable Law with respect to one or more Bevacizumab Existing Regulatory Materials, Innovent shall hold such Regulatory Materials in trust for, or for the sole benefit of, Coherus or its designee.  From and after such assignment and transfer, Coherus (or its designee) shall have the sole right, in its sole discretion, to file, maintain, and hold title to all Bevacizumab Existing Regulatory Materials.  To the extent any Bevacizumab Existing Regulatory Materials are not in the English language, Innovent shall provide to Coherus no later than [***] ([***]) months from the Effective Date formal English translations of such Bevacizumab Existing Regulatory Materials that the Parties through the JSC determine need to be translated (with the Parties having an obligation to make such determination through the JSC within [***] ([***]) days of the Effective Date, unless otherwise agreed by the Parties), such translations to be performed by certified translators in the medical and/or scientific field, for such Regulatory Materials sufficient for Coherus to file an IND, aBLA and other Regulatory Materials for the Bevacizumab Licensed Product in the Territory.

(ii)	Existing Regulatory Materials for the Rituximab Licensed Products.
(A)

Promptly after the Effective Date, Innovent shall transfer, or cause to be transferred to the extent not owned by Innovent, to Coherus (or its designee), any and all Regulatory Materials for the Rituximab Licensed Products in the Territory held by or on behalf of Innovent, its Affiliates or contractors as of or prior to the Effective Date (the “Rituximab Existing Regulatory Materials”), including providing true, accurate, and complete hard or electronic copies thereof to Coherus that may include key reports, information and data including sections of any BLA submitted by Innovent to the NMPA, clinical reports, patient data, chemistry, manufacturing and control data and analytics, immunogenicity data, and any additional materials mutually determined by the Parties through the JSC.  To the extent any Rituximab Existing Regulatory Materials are not in the English language, Innovent shall provide to Coherus no later than [***] ([***]) months from the Effective Date formal English translations of such Rituximab Existing Regulatory Materials that the Parties through the JSC determine need to be translated (with the Parties having an obligation to make such determination through the JSC within [***] ([***]) days of the Effective Date, unless otherwise agreed by the Parties), such translations to be performed by certified translators in the medical and/or scientific field for such Rituximab Existing Regulatory Materials sufficient for Coherus to hold meetings with the FDA to discuss filing an IND, aBLA and other Regulatory Materials for the Rituximab Licensed Product in the Territory.  The cost of translating the Rituximab Existing Regulatory Materials into English shall be borne [***], which shall include any costs and expense incurred by Innovent prior to the Effective Date directly in connection with such translation, to the extent reasonably documented.

EXECUTION VERSION

Notwithstanding anything to the contrary herein, in no event shall any Rituximab Existing Regulatory Material be deemed assigned or exclusively licensed by Innovent to Coherus prior to the Option Effective Date.

(B)

Promptly after the Option Effective Date, Innovent shall assign or cause to be assigned to the extent not owned by Innovent, to Coherus (or its designee) the Rituximab Existing Regulatory Materials, provided, that in the event such assignment is not permitted under Applicable Law with respect to one or more Rituximab Existing Regulatory Materials, Innovent shall hold such Regulatory Materials in trust for, or for the sole benefit of, Coherus or its designee.  From and after such assignment, Coherus (or its designee) shall have the sole right, in its sole discretion, to file, maintain, and hold title to all Rituximab Existing Regulatory Materials.

(b)

New Regulatory Materials.  All Regulatory Materials generated or arising from or in connection with activities under this Agreement with respect to Licensed Products in the Field in the Territory, including solely with respect to the Licensed Antibody portion of any Innovent Combination Product (the “New Regulatory Materials”) shall be owned by and held in the name of Coherus or its designee, provided, that in the event such ownership is not permitted under Applicable Law with respect to one or more of such New Regulatory Materials, Innovent shall hold such New Regulatory Materials in trust for, or for the sole benefit of, Coherus or its designee.

Right of Reference; Access to Data

.

(a)

Prior to the time at which Existing Regulatory Materials in the Territory are transferred and assigned to Coherus or its designee under Section 5.2(a), or in the event of failure to transfer and assign any Regulatory Materials to Coherus or its designee, as required by Section 5.2(a)(i) and Section 5.2(a)(ii)(A), as applicable, Coherus and its designees shall have, and Innovent (on behalf of itself and its Affiliates) hereby grants to Coherus and its designees, access and a right of reference (without any further action required on the part of Innovent, its Affiliates or contractors, whose authorization to file this consent with any Regulatory Authority is hereby granted) to all such Regulatory Materials and all data contained or referenced therein for Coherus and its designees to exercise its rights and perform its obligations under this Agreement with respect to Licensed Products.  In all cases, Coherus and its designees shall have access to all data contained or referenced in all such Regulatory Materials, and Innovent shall ensure that Coherus and its designees are afforded such access.

(b)

Upon transfer and assignment of the Existing Regulatory Materials in the Territory and the data contained or referenced therein to Coherus or its designee in accordance with Section 5.2(a), Coherus shall grant and hereby grants to Innovent and its designees a right of reference (without any further action required on the part of Coherus, its Affiliates or contractors, whose authorization to file this right of reference with any Regulatory Authority is hereby granted) to (i) such Existing Regulatory Materials, including any INDs transferred and assigned to Coherus as an Existing Regulatory Material, and all data contained or referenced therein and (ii) the New Regulatory Materials and all data contained or referenced therein, solely for Innovent and its designees to (A) Develop, Manufacture, Commercialize and seek and maintain Regulatory Approvals for the Licensed Antibodies, Licensed Product, and Innovent Combination Products in the

EXECUTION VERSION

Innovent Territory and (B) Develop and seek and maintain Regulatory Approvals for the Licensed Antibody portion of an Innovent Combination Product in the Territory.  In all cases, Innovent and its designees shall have access to all data contained or referenced in all such Regulatory Materials, and Coherus shall ensure that Innovent and its designees are afforded such access at [***] cost and expense and with reasonable prior written notice and during normal business hours if such access requires actual site visits and/or reasonably substantial assistance of Coherus.

(c)

Notwithstanding anything to the contrary herein, including this Article 5, each Party shall have the right to use, [***], any and all data generated or otherwise collected by or on behalf of the other Party through the conduct of any Clinical Trial in connection with a Licensed Product in such other Party’s territory (“Clinical Trial Data”).  Each Party shall obligate each Affiliate, licensee and sublicensee, as applicable, to provide the other Party with the applicable Clinical Trial Data, as provided under this Section 5.3(c).

5.4	Innovent’s Review Rights.
(a)

Coherus shall provide Innovent with the copies of all material Regulatory Materials relating to a Licensed Product [***] following its submission or communication to the applicable Regulatory Authority in their submitted or communicated form.

(b)	Coherus shall provide Innovent with copies of all material Regulatory Materials relating to a Licensed Product received from any Regulatory Authority in the Territory [***] upon receipt.
(c)	Coherus shall reasonably inform and provide reasonable details to Innovent of any material communications with a Regulatory Authority relating to the Licensed Product through the JSC.
6.	Commercialization
General

.  Subject to the terms and conditions of this Agreement, Coherus shall have the sole right (and shall solely control, at its discretion), itself or with or through its Affiliates, sublicensees, or other Third Parties, to Commercialize the Licensed Products in the Field in the Territory.  All such Commercialization shall be at Coherus’s sole cost and expense.

6.2

Diligence Obligations.  Coherus shall use Commercially Reasonable Efforts to Commercialize the Licensed Products in the Field in the Territory.  Without limiting the generality of the foregoing, Coherus commits to:

(a)	use Commercially Reasonable Efforts to Commercialize each Licensed Product promptly following First Commercial Sale of such Licensed Product in the Field in the Territory;
(b)

Beginning [***] ([***]) Calendar Quarters prior to the anticipated First Commercial Sale of a Licensed Product in the Field in the Territory, Coherus shall provide a written plan to the JSC for review (the “Commercialization Plan”) setting forth in reasonable detail the planned Commercialization activities (or preparations for First Commercial Sale, as applicable) in relation to the Licensed Products planned for the [***] ([***]) Calendar Quarters following such Calendar Quarter.  Such Commercialization Plan shall be updated and reviewed by the JSC [***] at least on an annual basis.

EXECUTION VERSION

(c)

on a Licensed Product-by-Licensed Product and country-by-country basis, (x) use Commercially Reasonable Efforts to [***], and (y) on a periodic basis, through the JSC, provide [***] of (1) [***] and (2) [***], in the aggregate, in each case (1) and (2), [***]. [***]

(A)	[***].
(B)	[***].
7.	Manufacturing
7.1

Manufacturing.  Subject to the terms and conditions of this Agreement and the Manufacturing and Supply Agreement, Innovent shall supply the Licensed Products to Coherus for Development and Commercialization in the Territory.

7.2

Manufacturing and Supply Agreement.  Within [***] ([***]) months following the Effective Date, the Parties shall negotiate in good faith and execute a written manufacturing and supply agreement (the “Manufacturing and Supply Agreement”) to govern the Manufacturing and supply of the Licensed Products by Innovent to Coherus.  Innovent shall supply the Licensed Products to Coherus that may include finished, packaged form or brite stock form or other form agreed by the Parties, for a supply price equal to [***] percent ([***]%) of Innovent’s [***] for such Licensed Products (each, a “Purchase Price”), provided, in no event shall the Purchase Price for the Bevacizumab Licensed Product exceed $[***] Dollars for the [***] vial and $[***] Dollars for the [***] vial.  The Manufacturing and Supply Agreement shall include other customary provisions, including Coherus’s right to audit Innovent’s Manufacturing [***], which the Parties shall negotiate in good faith.  The Parties shall enter into a separate quality agreement regarding the supply of the Licensed Products by Innovent to Coherus incorporating provisions that are standard in the pharmaceutical field in parallel with the execution of the Manufacturing and Supply Agreement, and in any event prior to any delivery of the Licensed Products from Innovent to Coherus.

7.3	Manufacturing Technology Transfer.
(a)

Without limiting the other provisions of Article 7, if Coherus wishes to Manufacture the commercial supply of the Licensed Product(s), it shall submit a written request to Innovent and pay a one-time [***] Dollars ($[***]) as a technology transfer triggering fee (in addition to the Manufacturing Technology Transfer Reimbursement) for each Licensed Product that it wishes to Manufacture (the “Manufacturing Technology Transfer Triggering Payment”). For clarity, the maximum Manufacturing Technology Transfer Triggering Payments payable by Coherus to Innovent under this Agreement shall be [***] Dollars ($[***]).

(b)

Within [***] ([***]) days following Innovent’s receipt of the applicable Manufacturing Technology Transfer Triggering Payment, the Parties shall negotiate in good faith and enter into a manufacturing technology transfer agreement for the transfer of the relevant Innovent IP to Coherus, any of its Affiliates or one (1) Third Party CMO (the “Manufacturing Technology Transfer Agreement”); provided that (i) any Third Party CMO to be used by Coherus for the Manufacture of the Licensed Product in the Territory in accordance with this Agreement shall require Innovent’s prior written consent, not to be unreasonably withheld, delayed or conditioned (the “Approved CMO”).

(c)	Pursuant to the Manufacturing Technology Transfer Agreement, (i) Innovent shall transfer from Innovent or its Affiliates to Coherus, its Affiliates or the Approved CMO (in writing

EXECUTION VERSION

or in an electronic format) of all data, information, and other Know-How Controlled by Innovent and its Affiliates that is necessary or reasonably useful for the Manufacture of the applicable Licensed Product(s) to enable Coherus, its Affiliates or the Approved CMO to Manufacture such Licensed Product(s) in a manner substantially similar to the process employed by or on behalf of Innovent to Manufacture the applicable Licensed Product(s); (ii) such transfers shall include, without limitation, any and all data, information, regulatory filings, assets, DNA, protein sequences, constructs and cell lines, and other materials required for Manufacture, or reasonably useful for the Manufacture of the applicable Licensed Product(s) (collectively with clause (i), “Manufacturing Technology Transfer”); (iii) at the reasonable request of Coherus from time to time, Innovent shall make its employees and consultants (including personnel of its Affiliates and Third Party CMOs) available to Coherus, its Affiliates or the Approved CMO to provide reasonable consultation and technical assistance in order to ensure an orderly Manufacturing Technology Transfer for the Licensed Products to Coherus, its Affiliates and the Approved CMO and to assist Coherus, its Affiliates and the Approved CMO in the Manufacture of the Licensed Products; provided that Coherus shall reimburse Innovent for the reasonable and documented actual costs incurred by or on behalf of Innovent that are directly related to the Manufacturing Technology Transfer at the FTE Rate (the “Manufacturing Technology Transfer Reimbursement”); and (iv) Innovent shall have the rights to request Coherus to conduct audits of the Approved CMO and Innovent shall have the right to be present for any such audit and require Coherus to remediate any deficiency uncovered by such audit.

(d)

Coherus shall pay Innovent a one-time [***] Dollars ($[***]) upon the completion of the applicable Manufacturing Technology Transfer as mutually agreed upon by the Parties in accordance with each Manufacturing Technology Transfer Agreement (“Manufacturing Technology Transfer Completion Payments”).  For clarity, the maximum Manufacturing Technology Transfer Completion Payments payable by Coherus to Innovent under this Agreement shall be [***] Dollars ($[***])

(e)

Innovent shall not be obligated to (i) perform the Manufacturing Technology Transfer as described in Sections 7.3(b) and 7.3(c) more than [***] for the Bevacizumab Licensed Products or more than [***] for the Rituximab Licensed Products (subject to Section 2.3)  and (ii) perform more than [***] Manufacturing Technology Transfers for all Licensed Products.  Any additional Manufacturing Technology Transfer requested by Coherus shall be subject to the Parties’ mutual written agreement.

(f)

Upon completion of a Manufacturing Technology Transfer for a Licensed Product, Coherus shall be free to transfer technology for each Licensed Product that it wishes to Manufacture to its Affiliates or one or more Third Party CMOs.  Innovent shall have the rights to request Coherus to conduct audits of such CMOs and Innovent shall have the right to be present for any such audit and require Coherus to remediate any deficiency uncovered by such audit.

8.	Financial Terms
8.1

Upfront Payments.  In consideration for entering into this Agreement, including the grant of the licenses by Innovent to Coherus pursuant to Section 2.1 and the Option pursuant to Section 2.3(a), Coherus shall pay to Innovent a one-time, non-refundable, non-creditable upfront payment in the amount of Five Million Dollars ($5,000,000) (“Upfront Payment”).  The Upfront Payment shall be due within [***] ([***]) days of the Effective Date.

EXECUTION VERSION

8.2

Option Fee.  Promptly after its Option Exercise in accordance with Section 2.3(b), but no later than [***] thereof, Coherus shall pay Innovent Five Million Dollars ($5,000,000) as the Option Exercise fee (“Option Fee”).

Milestone Payments

.

(a)

Milestones.  In addition, Coherus shall pay Innovent the following one-time, non-refundable, non-creditable milestone payments (each, a “Milestone Payment”) upon the first occurrence of each of the following milestone events (each, a “Milestone Event”) set forth below with respect to the Licensed Product(s).  For clarity, each milestone payment amount for each Milestone Event (“Milestone Payment Amount”) shall be paid only once for each Licensed Products.

(i)	Bevacizumab Licensed Product

	Bevacizumab Product Milestone Event	Bevacizumab Product Milestone Payment Amount
B1.	[***]	[***] Dollars ($[***])
B2.	[***]	[***] Dollars ($[***])
B3.	[***]	[***] Dollars ($[***])
B4.	[***]	[***] Dollars ($[***])

(ii)	Rituximab Licensed Product

	Rituximab Product Milestone Event	Rituximab Product Milestone Payment Amount
R1.	[***]	[***] Dollars ($[***])
R2.	[***]	[***] Dollars ($[***])
R3.	[***]	[***] Dollars ($[***])
R4.	[***]	[***] Dollars ($[***])
(iii)

For the avoidance of doubt, the maximum amount of Milestone Payment Amounts payable by Coherus under Section 8.3(a)(i) is Forty Million Dollars ($40,000,000) and under Section 8.3(a)(ii) is Forty Million Dollars ($40,000,000).

(b)

Invoice and Payment of Milestone Payment Amounts.  With respect to Milestone Events B1, B2, R1 and R2, Coherus shall notify and remit payment to Innovent within [***] ([***]) days after such Milestone Event was first achieved by Coherus under this Agreement.  With respect to Milestone Events B3, B4, R3 and R4, Coherus shall notify and remit payment to Innovent within [***] ([***]) days after the end of the Calendar Year during which such Milestone Event was first achieved by Coherus under this Agreement.

EXECUTION VERSION

Royalties

.

(a)	Royalty Rates.
(i)

On a Licensed Product-by-Licensed Product in the United States, a [***] ([***]%) royalty on the annual Net Sales of a Licensed Product in a Calendar Year in the United States, provided, however, if during the Term, the Reference Price of the applicable Licensed Product in the United States is reduced by [***] percent ([***]%) or more (“Royalty Event”) then the following royalty rate shall apply for the Calendar Quarter following the Royalty Event, whereby, Coherus shall pay Innovent a tiered royalty on incremental annual Net Sales of such Licensed Product in a Calendar Year in the United States.  Such royalty payments shall be equal to the following portions of annual Net Sales of the applicable Licensed Product in the United States multiplied by the applicable royalty rate set forth below for such portion of annual Net Sales for each such Licensed Product in the United States during the Term.  For clarity, the royalties (and royalty tiers) shall be calculated separately on a Licensed Product-by-Licensed Product basis.

Annual Net Sales in the United States	Royalty Rate
The portion of the annual Net Sales of a Licensed Product in the United States that is less than or equal to [***] Dollars ($[***])	[***] Percent ([***]%)
The portion of the annual Net Sales of a Licensed Product in the United States that is that is greater than to [***] Dollars ($[***])	[***] Percent ([***]%)

The applicable royalty rate set forth in the table above shall apply only to that portion of the annual Net Sales of a given Licensed Product in the United States during a given Calendar Year that falls within the indicated range.

(ii)	On a Licensed Product-by-Licensed Product in Canada, a [***] ([***]%) royalty on the annual Net Sales of a Licensed Product in a Calendar Year Canada.
(b)

Royalty Reductions; Third Party Payments.  If Coherus, any of its Affiliates, or any of its sublicensees obtains a right or license under any Intellectual Property Right of a Third Party that is necessary for the Development, Manufacturing, or Commercialization of a Licensed Product in the Field in the Territory by or on behalf of Coherus, its Affiliates, or its sublicensees (including in connection with any settlement agreement entered into subject to Section 9.4(e)), and such Development, Manufacture or Commercialization would result in a payment to such Third Party, then Coherus may deduct from the royalty payments that would otherwise have been due under Section 8.4(a) with respect to annual Net Sales in a particular calendar quarter, an amount equal to [***] percent ([***]%) of the amount of any payments (including payments for obtaining such right or license, royalties, milestones, amounts paid in settlement, and any other amounts) paid or accrued by Coherus or any of

EXECUTION VERSION

its Affiliates or sublicensees to such Third Party that are attributable to such right or license or the exercise thereof during such Calendar Quarter, subject to Section 8.4(c).
(c)	Royalty Floor.
(i)

For any Calendar Quarter during the Term for a Licensed Product in a particular country in the Territory, the operation of Section 8.4(b) or Section 9.4(e), shall not reduce the final royalty payment to less than [***] percent ([***]%) of the royalties otherwise payable to Innovent for such Licensed Product pursuant to Section 8.4(a) prior to the application of any deductions or reductions pursuant to Section 8.4(b) or Section 9.4(e) in such country during such calendar quarter (the “Royalty Floor”).

(ii)

Subject to the Royalty Floor, any amount of royalty reduction or deduction that Coherus is entitled to take pursuant to Section 8.4(b) or Section 9.4(e) with respect to a particular Licensed Product in a particular country which is not taken as a result of the application of the Royalty Floor shall be carried forward, and Coherus may reduce subsequent royalty payment amounts due to Innovent hereunder with respect to such Licensed Product in such country in accordance with this Section 8.4(c) by such amount, until the full amount of deductions and reductions that Coherus was entitled to apply to reduce royalty payments has been applied.  For the avoidance of doubt, any carry forward of any unused royalty reduction or deduction pursuant to this Section 8.4(c)(ii) shall not in any event reduce the final royalty payment to less than [***] percent ([***]%) of the royalties otherwise payable to Innovent for such Licensed Product pursuant to Section 8.4(a) prior to the application of any deductions or reductions pursuant to Section 8.4(b) or Section 9.4(e) or carry forward pursuant to this Section 8.4(c)(ii) in such country during such calendar quarter.

Royalty Payments

.  After the First Commercial Sale of any Licensed Products in the Field in the Territory, (i) within [***] ([***]) days after the end of each Calendar Quarter, Coherus shall deliver to Innovent a written report setting forth in reasonable detail, on a Licensed Product-by-Licensed Product basis, the calculation of (A) the aggregate Net Sales achieved for such Licensed Product in the Territory in such Calendar Quarter and (B) the calculation of the royalties owing by Coherus to Innovent pursuant to this Section 8.4 for such Calendar Quarter; and (ii) all amounts of royalties shall be due and payable within [***] ([***]) days after the end of the corresponding Calendar Quarter.

Additional Payment Terms

.

(a)

Payment.  All payments to be made by Coherus to Innovent under this Agreement shall be made in U.S. Dollars by bank wire transfer in immediately available funds to such bank account designated in writing by Innovent from time to time.

(b)	Taxes; Withholding.
(i)

Generally.  Except as set forth in this Section 8.5(b), the Payee shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by the Payor to Payee under this Agreement (“Agreement Payments”).  The amounts set forth herein are exclusive of all applicable sales or use, goods and services, value added, consumption or other similar fees or taxes (“Transfer Taxes”) arising on the Agreement Payments, and the Payor shall be

EXECUTION VERSION

responsible for and pay any such Transfer Taxes imposed on it with respect to the Agreement Payments due to the Payee hereunder.
(ii)

Tax Withholding.  If Applicable Law requires the withholding of Taxes, the Payor shall subtract the amount thereof from the Agreement Payments and remit such withheld amount to the relevant Governmental Authority in a timely manner; provided, however, that (A) before making such withholding, the Payor shall notify the Payee of such requirement and provide such assistance to the Payee, including the provision of such documentation as may be required by the Governmental Authority, as may be reasonably necessary in the Payee’s efforts to claim an exemption from or reduction of such Taxes under Applicable Laws, including under the benefit of any present or future treaty against double taxation; and (B) Payor shall consider in good faith implementing any reasonable tax position with respect to the Agreement Payments that is directed at obtaining an exemption, reduction, or refund of any such Taxes.  For the avoidance of doubt, Payor’s remittance of such withheld Taxes, together with payment to the Payee of the remaining Agreement Payments and any interest for any late payment, shall constitute Payor’s full satisfaction of Agreement Payments under this Agreement.  After any Taxes are paid to a Governmental Authority, the Payor shall promptly (as available) submit to the Payee appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time, but in no event exceeding [***] ([***]) days following the payment.  The Payor shall further provide the Payee with reasonable assistance in seeking a refund of, or obtaining a credit with respect to, such withheld Taxes.  Notwithstanding the foregoing, if, as a result of Payor (1) assigning this Agreement, (2) extending its rights or obligations pursuant to Section 14.15 or (3) changing its domicile, additional Taxes become due that would not have otherwise been due hereunder with respect to Agreement Payments, Payor shall be responsible for all such additional withholding Taxes and shall pay Payee such amounts as are necessary to ensure that Payee receives the same amount as it would have received had no such assignment, extension of rights or obligations, or change in domicile been made.

(iii)

Tax Cooperation.  The Parties shall cooperate with respect to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding taxes.

(c)

Interest.  Coherus shall pay Innovent interest on any amounts overdue under this Agreement at a per annum rate of [***] percent ([***]%) points above the Prime Rate assessed from the day payment was initially due; provided, however, that in no case shall such interest rate exceed the highest rate permitted by Applicable Law.  The payment of such interest shall not foreclose a Party from exercising any other rights it may have because any payment is overdue.

8.6	Records; Audit Rights.
(a)

Records.  Each Party shall (and shall ensure that its Affiliates and sublicensees will) keep complete, true, and accurate books and records in accordance with its Accounting Standards in relation to this Agreement.  Each Party shall (and shall ensure that its Affiliates and sublicensees will) keep such books and records for at least [***] ([***]) years following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law.

EXECUTION VERSION

(b)

Audit Rights.  During the Term, at the written request of Innovent, which shall not be made more frequently than [***] per Calendar Year, upon at least [***] ([***]) days’ prior written notice from Innovent, and at the expense of Innovent, Coherus shall, and Coherus shall cause its Affiliates and sublicensees to, permit an independent, nationally-recognized certified public accountant selected by Innovent and reasonably acceptable to Coherus (the “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by Coherus, its Affiliates and sublicensees under Section 8.6(a) or otherwise reasonably necessary to verify the accuracy of royalty reports for such Calendar Year and Coherus’s performance and compliance with this Agreement; provided, that such audit right shall not apply to records beyond [***] ([***]) years from the end of the Calendar Year to which they pertain and that records for a particular period may only be audited [***].  Prior to its inspection, the Auditor shall enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use no less restrictive than those set forth in Article 10 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 8.6(a).  With respect to the accuracy of royalty reports, the Auditor shall report to Innovent only whether the particular amounts being audited were accurate and, if not, the amount of any discrepancy, and the Auditor shall not report any other information to Innovent.  Innovent shall treat the results of any Auditor’s review of Coherus’s records as Confidential Information of Coherus subject to the terms of Article 10.  In the event such audit leads to the discovery of a discrepancy to Innovent’s detriment, Coherus shall, within [***] ([***]) days after receipt of such report from the Auditor, pay any undisputed amount of the discrepancy.  Innovent shall pay the Auditor’s full cost of the audit unless the underpayment of amounts due Innovent is more than [***] percent ([***]%) of the amount due for the entire period being examined, in which case Coherus shall pay the reasonable cost charged by the Auditor for such review.  Any undisputed overpayments by Coherus revealed by an examination shall be paid by Innovent within [***] ([***]) days of Innovent’s receipt of the applicable report.

8.7

Non-Refundable and Non-Creditable Payments.  Notwithstanding the non-refundable or non-creditable nature of any payments hereunder, but subject to the limitations set forth in Section 12.4, nothing in this Agreement shall limit either Party’s rights to assert or obtain damages for breach of this Agreement, including damages calculated based on the payments made under this Agreement.

9.	Intellectual Property
Inventorship and Ownership

.

(a)

Pre-existing IP.  Subject only to the rights expressly granted to the other Party under this Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are Controlled by such Party prior to the Effective Date or developed or acquired independently of this Agreement.

(b)

The determination of inventorship under this Agreement, including the inventorship of Inventions, shall be determined in accordance with the U.S. patent laws and the rules and regulations of the U.S. Patent and Trademark Office.

(c)

As between the Parties, all Inventions made or created by or on behalf of Innovent shall be owned by Innovent (“Innovent Inventions”).  Coherus hereby assigns any and all of its right, title and interest in and to the Innovent Inventions to Innovent, and all such Innovent Inventions shall be included in the Innovent Know-How and Innovent Patents, as

EXECUTION VERSION

applicable, to the extent such Innovent Inventions otherwise meet the definition of Innovent Know-How and Innovent Patents, as applicable, and licensed to Coherus pursuant to this Agreement pursuant to Article 2.

(d)

All Inventions made or created jointly by each Party’s (or any of its Affiliates’) employees, independent contractors, or consultants in the course of conducting activities under this Agreement, together with all Patents therein (“Joint Patents”) shall be jointly owned by the Parties (“Joint IP”).  Joint IP shall be owned jointly by Coherus and Innovent on the basis of an equal, undivided interest without a duty to account to the other Party and shall be deemed to be Controlled by each Party, subject to the licenses granted under this Agreement.  Notwithstanding anything to the contrary herein, each Party shall have the right to use such Joint IP solely in connection with the Licensed Products in such Party’s respective territory.  In no event shall either Party have the right to sell or otherwise transfer its interest in such Joint IP to its Affiliates or a Third Party, in each case, without the consent of the other Party, independent of a Licensed Product.

(e)

As between the Parties, all Inventions made or created on behalf of Coherus shall be owned by Coherus (“Coherus Inventions”).  Innovent hereby assigns any and all of its right, title and interest in and to the Coherus Inventions to Coherus and solely those Coherus Inventions that directly relate to the Licensed Antibodies, including Patents covering such Coherus Inventions (such Patents, “Coherus Licensed Patents”), shall be included in the Coherus IP licensed to Innovent pursuant to Section 2.4.

(f)

Each Party shall, and shall cause its sublicensees and Affiliates, and all independent contractors, employees and agents of such Party, to cooperate with the other Party and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to Inventions, and Patents thereon, and other Intellectual Property Rights as set forth in this Section 9.1.  Each Party shall also include provisions in its relevant agreements with Third Parties that affect the intent of this Section 9.1.

Prosecution and Maintenance

.

(a)	Innovent Patents.
(i)

Innovent shall be responsible for the Prosecution and Maintenance of the Innovent Patents at its own cost and expense.  Innovent shall keep Coherus [***] informed of the status of the Innovent Patents and, prior to making any filings or submissions to any Governmental Authority with respect to any Innovent Patent, shall provide a copy thereof to Coherus for its review and comment.  Innovent shall provide Coherus with [***].

(ii)

Innovent shall notify Coherus of any decision not to file applications for, cease the Prosecution and Maintenance of, or not continue to pay the expenses for the Prosecution and Maintenance of, any Innovent Patents.  Innovent shall provide such notice at least [***] ([***]) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Innovent Patent.  In such event, Innovent shall permit Coherus, at [***] expense, to file or to continue Prosecution and Maintenance of such Innovent Patent.

(b)	Joint Patents

EXECUTION VERSION

(i)

Coherus shall be responsible for the Prosecution and Maintenance of the Joint Patents at [***] cost and expense.  Coherus shall keep Innovent reasonably informed of the status of the Joint Patents and, prior to making any filings or submissions to any Governmental Authority with respect to any Joint Patent, shall provide a copy thereof to Innovent for its review and comment.  Coherus shall provide Innovent with a reasonable opportunity to comment substantively on the Prosecution and Maintenance of the Joint Patents before taking [***] action, and shall use good faith efforts to incorporate into the relevant filing or submission all reasonable comments consistent with this Agreement made thereon by Innovent.

(ii)

Coherus shall notify Innovent of any decision not to file applications for, cease the Prosecution and Maintenance of, or not continue to pay the expenses for the Prosecution and Maintenance of, any Joint Patents.  Coherus shall provide such notice at least [***] ([***]) days prior to any filing or payment due date, or any other due date that requires action, in connection with such Joint Patent.  In such event, Coherus shall permit Innovent, at [***] expense, to file or to continue Prosecution and Maintenance of such Joint Patent.

(c)

Coherus Licensed Patents.  Coherus shall be solely responsible for the Prosecution and Maintenance of the Coherus Licensed Patents at its own cost and expense.  Coherus shall keep Innovent reasonably informed of the status of the Coherus Licensed Patents and any decision not to file applications for, cease the Prosecution and Maintenance of any such Coherus Licensed Patents.

(d)

Each Party hereby agrees to reasonably cooperate with one another with respect to the Prosecution and Maintenance of the Innovent Patents, Joint Patents and Coherus Licensed Patents, as applicable, for which such Party is responsible pursuant to this Agreement, including by:  (i) making its employees, and using reasonable efforts to make its licensees, sublicensees, independent contractors, agents and consultants, reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake Prosecution and Maintenance of Patents as contemplated by this Agreement; and (ii) endeavoring in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the Prosecution and Maintenance of the other Party’s Patents that are subject to this Agreement.

Enforcement

.

(a)	Innovent Patents.
(i)

Each Party shall promptly notify the other Party of any infringement by a Third Party of any Innovent Patent in the Territory of which it becomes aware, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability, or non-infringement with respect to such Innovent Patent (“Innovent Patent Infringement”).

(ii)

[***] shall have the first right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Innovent Patent Infringement of any Innovent Patent anywhere in the Territory as it reasonably determines appropriate, at its cost and expense.  At the request and expense of [***], [***] shall provide reasonable assistance in connection with [***] legal or other actions in connection with any such Innovent

EXECUTION VERSION

Patent Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.  [***] may join [***] as a party plaintiff if [***] is an indispensable party to such proceeding and [***] agrees to be joined as a party.  Additionally, [***] shall have the right to be represented in any such action by counsel of its own choice at [***] sole cost and expense.

(iii)

If [***] elects not to exercise its rights under Section 9.3(a)(ii) within [***] ([***]) days of first becoming aware of an Innovent Patent Infringement, then [***] shall have the right, but not the obligation, to enforce the Innovent Patents against such Innovent Patent Infringement.  Any cost and expense that Coherus incurs in connection with its enforcement of such Innovent Patent Infringement shall be borne by [***].  At the request [***] [***], [***] shall provide reasonable assistance in connection with [***] legal or other actions in connection with any such Innovent Patent Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.  [***] may join [***] as a party plaintiff if [***] is an indispensable party to such proceeding and [***] agrees to be joined as a party.  Additionally, [***] shall have the right to be represented in any such action by counsel of its own choice at [***] sole cost and expense.

(iv)

With respect to all recoveries obtained in connection with an enforcement action or proceeding undertaken pursuant to this Section 9.3(a), such recoveries shall first be used to reimburse the enforcing Party for its costs incurred in connection therewith.  Any remaining recoveries shall then be used to reimburse the other Party for its costs incurred in connection therewith.  Any remaining recoveries shall be paid [***] percent ([***]%) to the enforcing Party and [***] percent ([***]%) to the non-enforcing Party.

(b)	Joint Patents.
(i)

Each Party shall promptly notify the other Party of any infringement by a Third Party of any Joint Patent in the Territory of which it becomes aware, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability, or non-infringement with respect to such Joint Patent (“Joint Patent Infringement”).

(ii)

Coherus shall have the first right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Joint Patent Infringement of any Joint Patent anywhere in the Territory as it reasonably determines appropriate, at [***] cost and expense.  At the request [***] of Coherus, Innovent shall provide reasonable assistance in connection with Coherus’s legal or other actions in connection with any such Joint Patent Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.  Coherus may join Innovent as a party plaintiff if Innovent is an indispensable party to such proceeding and Innovent agrees to be joined as a party.  Additionally, Innovent shall have the right to be represented in any such action by counsel of its own choice at Innovent’s sole cost and expense.

(iii)	If Coherus elects not to exercise its rights under Section 9.3(b)(ii) within [***] ([***]) days of first becoming aware of a Joint Patent Infringement, then Innovent

EXECUTION VERSION

shall have the right, but not the obligation, to enforce the Joint Patents against such Joint Patent Infringement.  Any cost and expense that Innovent incurs in connection with its enforcement of such Joint Patent Infringement shall be borne by [***].  At the request [***] of Innovent, Coherus shall provide reasonable assistance in connection with Innovent’s legal or other actions in connection with any such Joint Patent Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.  Innovent may join Coherus as a party plaintiff if Coherus is an indispensable party to such proceeding and Coherus agrees to be joined as a party.  Additionally, Coherus shall have the right to be represented in any such action by counsel of its own choice at Coherus’s sole cost and expense.

(iv)

With respect to all recoveries obtained in connection with an enforcement action or proceeding undertaken pursuant to this Section 9.3(b), such recoveries shall first be used to reimburse the enforcing Party for its costs incurred in connection therewith.  Any remaining recoveries shall then be used to reimburse the other Party for its costs incurred in connection therewith.  Any remaining recoveries shall be paid [***] percent ([***]%) to the enforcing Party and [***] percent ([***]%) to the non-enforcing Party.

(c)	Coherus Licensed Patents.
(i)

Each Party shall promptly notify the other Party of any infringement by a Third Party of any Coherus Licensed Patent in the Territory of which it becomes aware, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability, or non-infringement with respect to such Coherus Licensed Patent (“Coherus Patent Infringement”).

(ii)

Coherus shall have the sole right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate in connection with any actual or potential Coherus Patent Infringement of any Coherus Licensed Patent anywhere in the Territory as it reasonably determines appropriate, at [***] cost and expense.  At the request [***] of Coherus, Innovent shall provide reasonable assistance in connection with Coherus’s legal or other actions in connection with any such Coherus Patent Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.  Coherus may join Innovent as a party plaintiff if Innovent is an indispensable party to such proceeding and Innovent agrees to be joined as a party.  Additionally, Innovent shall have the right to be represented in any such action by counsel of its own choice at Innovent’s sole cost and expense.

(iii)

If Coherus elects not to exercise its rights under Section 9.3(c)(ii) within [***] ([***]) days of first becoming aware of a Coherus Patent Infringement, then it shall provide reasonable notice to Innovent.

(iv)

With respect to all recoveries obtained in connection with an enforcement action or proceeding undertaken pursuant to this Section 9.3(c), such recoveries shall first be used to reimburse the enforcing Party for its costs incurred in connection therewith.  Any remaining recoveries shall then be used to reimburse the other Party for its costs incurred in connection therewith.  Any remaining recoveries shall be paid to [***].

EXECUTION VERSION

Defense

.

(a)

Each Party shall promptly notify the other Party of any claim alleging that the Development, Manufacture, or Commercialization of the Licensed Products in the Territory infringes, misappropriates, or otherwise violates any Intellectual Property Rights of any Third Party, including the pre-litigation processes of the BPCIA generally set forth in 42 U.S.C. § 262(l), including the process commonly referred to as the “patent dance” and the “notice of commercial marketing” (collectively, the “BPCIA Proceedings”) with respect to each Licensed Product (“Third Party Infringement Claim”).  In any such instance, the Parties shall [***] thereafter discuss in good faith the best response to such notice of such Third Party Infringement Claim.

(b)

Coherus shall have the first right, but not the obligation, to defend, and take other actions (including to settle) with respect to any claim of Third Party Infringement Claim; provided, that, in no event shall Coherus without [***] (i) settle any Third Party Infringement Claim or (ii) compromise any Third Party Infringement Claim by admitting that any Third Party Patent is valid or enforceable.  Any cost and expense that Coherus incurs in connection with its enforcement of such Third Party Infringement Claim shall be borne by [***].  Innovent shall have the right to be represented in any such action by counsel of its own choice at Innovent’s sole cost and expense.

(c)

If Coherus elects not to, or fails to, exercise its rights under Section 9.4(b) within [***] ([***]) days of its first receipt of notice of the applicable Third Party Infringement Claim, then Innovent shall have the right, but not the obligation, to defend, and take other actions (including to settle) with respect to such Third Party Infringement Claim at [***] cost and expense; provided, that, in no event shall Innovent without first obtaining the prior written consent of Coherus, which consent shall not be unreasonably withheld, conditioned, or delayed (i) settle any Third Party Infringement Claim or (ii) compromise any Third Party Infringement Claim by admitting that any Third Party Patent is valid or enforceable.  Coherus shall have the right to be represented in any such action by counsel of its own choice at Coherus’s sole cost and expense.

(d)

Recovery. Any recoveries obtained upon the final judgement or settlement of any Third Party Infringement Claim shall first be used to reimburse the defending Party for its costs incurred in connection therewith.  Any remaining recoveries shall be paid [***] percent ([***]%) to the enforcing Party and [***] percent ([***]%) to the non-enforcing Party.

(e)

Damages.  All amounts to be paid by the defendants upon the final judgment or settlement in connection with the defense of a Third Party Infringement Claim, or in securing a license or other rights to Intellectual Property Rights Controlled by the Third Party plaintiff(s), including any reference product sponsor during the course of and in connection with the BPCIA Proceedings, including [***] (collectively, “Damages”) shall be borne equally by Coherus and Innovent, provided that (i) [***] but instead (ii) [***].

Patent Extensions

.  Upon Coherus’s request, Innovent shall obtain patent term restoration (including under the Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions (collectively, “Patent Extensions”) with respect to the Innovent Patents.  If Innovent does not take any action required by this Section 9.5 within [***] ([***]) days of Coherus’s request or if Innovent requests in writing for Coherus to take the actions necessary in connection with the applicable Patent Extension, then in each case Coherus shall be authorized and entitled to proceed with applications for such Patent

EXECUTION VERSION

Extension in the name of Innovent, as deemed appropriate by Coherus, and Innovent shall provide any reasonably necessary information and assistance to Coherus.

10.	Confidentiality
10.1

Nondisclosure.  Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement shall:  (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 10; and (c) not use such Confidential Information for any purpose except those permitted under this Agreement, including, in the case of Coherus, the exercise of the rights and licenses granted to Coherus hereunder.  The obligations of confidentiality, non-disclosure, and non-use under this Section 10.1 shall be in full force and effect from the Effective Date until [***] ([***]) years following the expiration of the Term.  The Receiving Party shall return all copies of or destroy the Confidential Information of the Disclosing Party disclosed or transferred to it by the Disclosing Party pursuant to this Agreement, within [***] ([***]) days after the expiration or termination of this Agreement; provided, however, that a Party may retain:  (i) Confidential Information of the Disclosing Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement; and (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof.

10.2	Exceptions. Section 10.1 shall not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:
(a)

was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(b)

is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(c)

is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or

(d)

is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.3	Authorized Disclosure.

EXECUTION VERSION

(a)	Disclosure. Notwithstanding Section 10.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:
(i)

to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction in the Territory) (collectively, the “Securities Regulators”) or with judicial process (including prosecution or defense of litigation) if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation); provided, that reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available;

(ii)

disclosure to governmental or other regulatory agencies in order to obtain Patents, to obtain or maintain approval to conduct Clinical Trials, or to market the Licensed Products under this Agreement, in each case, in accordance with this Agreement; provided, that reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available;

(iii)

disclosure to any of its officers, employees, consultants, agents, or Affiliates; provided, that such persons are bound by legally enforceable obligations to maintain the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; provided, however, that, in each of the above situations in this Section 10.3(a)(iii), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this 10.3(a)(iii) to treat such Confidential Information as required under this Article 10;

(iv)

disclosure to any actual or potential collaborators, licensees, sublicensees or subcontractors in connection with the Development, Manufacture and Commercialization of Licensed Products, or to such Party’s actual or potential acquirers, investors, or lenders as part of their due diligence investigations; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use no less restrictive than the obligations set forth in this Article 10 to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 10.3(a)(iv), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 10.3(a)(iv) to treat such Confidential Information as required under this Article 10; and

(v)

disclosure to its advisors (including attorneys and accountants) in connection with activities under this Agreement; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non‑disclosure, and non-use no less restrictive than the obligations set forth in this Article 10 (provided, however, that in the case of legal advisors, no written agreement shall be required), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 10.3(a)(v), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this

EXECUTION VERSION

Section 10.3(a)(v) to treat such Confidential Information as required under this Article 10.
(b)

Terms of Disclosure.  If and whenever any Confidential Information is disclosed in accordance with this Section 10.3, such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.

10.4

Terms of this Agreement.  The Parties agree that this Agreement and the terms hereof shall be deemed to be Confidential Information of both Innovent and Coherus, and each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 10.3 or Section 10.6, as applicable.

10.5

Securities Filings; Disclosure under Applicable Law.  Each Party acknowledges and agrees that the other Party may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by Applicable Law, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person as may be required by Applicable Law, such Party agrees to consult with the other Party with respect to the preparation and submission of a confidential treatment request for this Agreement.  Notwithstanding the foregoing, if a Party is required by any Securities Regulator or other Person as may be required by Applicable Law to make a disclosure of the terms of this Agreement in a filing or other submission as required by such Securities Regulator or such other Person, and such Party has:  (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such filing or other disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure, then such Party shall have the right to make such disclosure at the time and in the manner reasonably determined by its counsel to be required by the Securities Regulator or the other Person.  Notwithstanding the foregoing, if a Party seeks to make a disclosure as required by a Securities Regulator or other Person as may be required by Applicable Law as set forth in this Section 10.6 and the other Party provides comments in accordance with this Section 10.6, the Party seeking to make such disclosure or its counsel, as the case may be, shall use good-faith efforts to incorporate such comments.

10.6	Publicity.
(a)

Subject to Section 10.3, Section 10.5, and this Section 10.6(a), neither Party shall, and shall cause its Affiliates not to, issue any press release, publication (including publications in journals, posters, presentations at conferences, and abstracts submitted in advance of conferences), or other public statement disclosing this Agreement, the activities hereunder, or the transactions contemplated hereby, without first obtaining the prior written consent of the other Party, such consent not to be unreasonably delayed, withheld or conditioned; provided, that each Party shall be authorized to make any disclosure, without first obtaining [***] prior written consent, that is required by Applicable Law (including the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934), the rules of any Securities Regulator, or by judicial process, subject to and in accordance with Section 10.3 and Section 10.5, as applicable.  The contents of any press release, publication, or other public statement that has been reviewed and approved by the other Party may be re-released by each Party without re-obtaining the other Party’s prior written consent in accordance with this Section 10.6(a).

EXECUTION VERSION

(b)

Notwithstanding the foregoing, the Parties shall mutually agree to a press release or public announcement regarding this Agreement and the terms hereof, such press release or public announcement to be issued promptly (but in no event later than [***] ([***]) [***]) after the Effective Date, or as otherwise agreed by the Parties.  Either Party shall be authorized to use the information disclosed in any mutually approved press release or public announcement without the need to seek further consent or approval thereof from the other Party.

Use of Names

.  Except as otherwise expressly set forth herein neither Party (or any of its respective Affiliates) shall use the name, trademark, trade name, or logo of the other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release, or other public disclosure relating to this Agreement or its subject matter, without first obtaining the prior written consent of the other Party; provided, that such consent shall not be required to the extent use thereof may be required by Applicable Law, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded.  Each Party shall be authorized to use the name, trademark, trade name, or logo of the other Party in the manner that such other Party has previously approved, without the need to seek further consent or approval thereof from the other Party.  Notwithstanding the foregoing, each Party shall be authorized to use the name and logo of the other Party on their websites or facilities to identify and demonstrate the collaboration relationship between the Parties in connection with this Agreement, without the need to seek further consent or approval thereof from the other Party.

11.	Representations and Warranties; Covenants
Representations and Warranties of Each Party

.  Each Party hereby represents and warrants to the other Party, as of the Effective Date that:

(a)

such Party is duly organized, validly existing, and in good standing under the Applicable Law of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)	such Party has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)

this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to:  (i) bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting the rights and remedies of creditors; or (ii) laws governing specific performance, injunctive relief, and other equitable remedies;

(d)

the execution, delivery, and performance of this Agreement by such Party does not breach or conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which such Party (or any of its Affiliates) is a party or by which such Party (or any of its Affiliates) is bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over such Party (or any of its Affiliates);

(e)

to the Knowledge of such Party, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or shall be necessary for, or in connection with, the

EXECUTION VERSION

transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement; and
(f)

it has obtained all necessary authorizations, consents, and approvals of any Third Party that is required to be obtained by it for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement.

Representations and Warranties of Innovent

.  Innovent hereby represents and warrants to Coherus that as of the Effective Date:

(a)

to the Knowledge of Innovent, no written claim has been issued or served, or written threat of a claim or litigation made by any Person, against Innovent, its Affiliates, or its sublicensees, that alleges that any Innovent IP is invalid or unenforceable;

(b)

Innovent has the full right and authority to grant all of the rights and licenses granted to Coherus (or purported to be granted to Coherus) hereunder, and neither Innovent nor its Affiliates have granted any right or license to any Third Party relating to any of the Innovent IP that would conflict with or limit the scope of any of the rights or licenses granted to Coherus hereunder and Innovent is the sole owner of the Innovent IP;

(c)

Neither Innovent nor any of its Affiliates has granted any mortgage, pledge, claim, security interest, lien, or other charge of any kind on the Innovent IP.  Innovent IP is free and clear of any mortgage, pledge, claim, security interest, lien, or charge of any kind, including any mortgage, pledge, claim, security interest, lien or charge of any kind;

(d)

Innovent and its Affiliates have obtained from all individuals who participated in any material respect in the invention of any Innovent IP effective assignments of all ownership rights of such individuals in such Innovent IP, either pursuant to written agreement or by operation of law, and no Person who claims to be an inventor of an invention claimed in an Innovent Patent in the Field in the Territory is not identified as an inventor of such invention in the filed patent documents for such Innovent Patent;

(e)

all of Innovent’s and its Affiliates’ officers, employees, and consultants who participated in any material respect in the invention of any Innovent IP have executed agreements or have existing obligations under Applicable Law obligating the individual to maintain as confidential Innovent’s Confidential Information as well as confidential information of other parties (including of Coherus and its Affiliates) that such individual may receive in its performance under this Agreement, to the extent required to support Innovent’s obligations under this Agreement;

(f)

neither Innovent nor its Affiliates have received any written notice of any claim that any Patent or Know-How (including any trade secret right) Controlled by a Third Party would be infringed or misappropriated by the Development, Manufacture, or Commercialization of the Licensed Products in the Field in the Territory;

(g)

to the Knowledge of Innovent, there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, or legal, administrative or other proceedings (except in the case of proceedings relating to the Prosecution and Maintenance of the Innovent IP in the ordinary course of business), or governmental investigations pending or, threatened against Innovent or its Affiliates which could reasonably be expected to adversely affect or restrict (i) the ability of Innovent to consummate or perform the transactions contemplated under this Agreement, or (ii) the Innovent IP or Innovent’s Control thereof;

EXECUTION VERSION

(h)

neither Innovent nor any of its Affiliates has made a claim against a Third Party alleging that a Third Party is violating or has violated, is infringing or has infringed, or is misappropriating or has misappropriated any Innovent IP in the Territory, and, to the Knowledge of Innovent, no Innovent IP is being violated, infringed, or misappropriated by any Third Party in the Territory;

(i)

to the Knowledge of Innovent, (i) neither Innovent nor any of its Affiliates has employed, or otherwise used in any capacity, the services of any Person suspended, proposed for debarment, or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof, with respect to the Development or Manufacture of the Licensed Products; and (ii) all Development and Manufacture (including non-clinical studies and Clinical Trials) related to the Licensed Products conducted by or on behalf of Innovent or its Affiliates has been conducted in accordance with in all material aspects of all Applicable Law (including, to the extent applicable, GCP, GLP, and GMP);

(j)

Subject to Section 5.2(a), Innovent has not obtained, or filed, any INDs, BLAs, or Regulatory Approvals or any other form of regulatory application in the Field in the Territory for the conduct of Clinical Trials, marketing, or other purpose, for any Licensed Product in the Field in the Territory, and to the Knowledge of Innovent, no other Person has obtained, or filed for, any such INDs, BLAs, or Regulatory Approvals for such Licensed Products in the Field in the Territory; and

(k)

to the Knowledge of Innovent, (i) no funding, facilities, or personnel of any Governmental Authority or any public or private educational or research institutions were used to develop or create any Innovent IP, and (ii) neither Innovent nor any of its Affiliates has entered into a government funding relationship, in each case (i) and (ii), that would result in rights to the Licensed Products residing in the U.S. Government, the National Institutes of Health, the National Institute for Drug Abuse, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory.

Representation and Warranty of Coherus

.  Coherus hereby represents and warrants to Innovent that as of the Effective Date:

(a)

there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial, or legal, administrative, or other proceedings or governmental investigations pending or, to the Knowledge of Coherus, threatened against Coherus which would reasonably be expected to adversely affect or restrict the ability of Coherus to consummate or perform the transactions contemplated under this Agreement; and

(b)

to the Knowledge of Coherus, neither Coherus nor any of its Affiliates has employed, or otherwise used in any capacity, the services of any Person suspended, proposed for debarment, or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof.

Covenants

.

(a)	Mutual Covenants.
(i)	Each Party hereby covenants to the other Party that such Party and its Affiliates shall perform its activities pursuant to this Agreement in compliance (and shall

EXECUTION VERSION

ensure compliance by any of its sublicensees and subcontractors) with all Applicable Law, including, to the extent applicable, GCP, GLP, GMP and Anti-Corruption Laws.
(ii)

Each Party shall immediately notify the other Party in writing if any debarment under Section 335a of Title 21 of United States Code comes to its attention with respect to any person employed or otherwise used in any capacity for performing any activities under this Agreement, and shall promptly remove such person or entity from performing any activities related to or in connection with this Agreement.

(iii)

during the Term, neither Party nor its Affiliates shall not employ, or otherwise use in any capacity, the services of any Person to perform any activities under this Agreement that is or has been suspended, proposed for debarment, or debarred under United States law, including under 21 U.S.C. § 335a, or any foreign equivalent thereof.

(b)	Additional Coherus Covenants. Coherus hereby covenants to Innovent that:
(i)

during the Term, Coherus shall not, and shall cause its Affiliates to not, Develop, Manufacture or Commercialize any Biosimilar Products of the Bevacizumab Reference Product, other than the Bevacizumab Licensed Product; and

(ii)

during the Rituximab Product Term, Coherus shall not, and shall cause its Affiliates to not, Develop, Manufacture or Commercialize any Biosimilar Products of the Rituximab Reference Product, other than the Rituximab Licensed Product.

DISCLAIMER

.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP, MANUFACTURE, OR COMMERCIALIZE ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OF SUCH LICENSED PRODUCT WILL BE ACHIEVED.

12.	Indemnification
Indemnification by Coherus

.  Coherus shall indemnify, defend, and hold harmless Innovent, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Innovent Indemnitees”) from and against any and all Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:

(a)	subject to Section 9.4(e), the Development, Manufacture, or Commercialization of the Licensed Products in the Field in the Territory by Coherus, its Affiliates, or its sublicensees;

EXECUTION VERSION

(b)

the gross negligence or willful misconduct of Coherus or its Affiliates or sublicensees, or its or their respective directors, officers, employees, or agents, in connection with Coherus’s performance of its obligations under this Agreement; or

(c)	any material breach by Coherus of any of its representations, warranties, covenants, agreements, or obligations under this Agreement;

provided, however, that, in each case of Section 12.1(a), Section 12.1(b) or Section 12.1(c), such indemnity shall not apply to the extent Innovent has an indemnification obligation pursuant to Section 12.2(a), Section 12.2(b), Section 12.2(c) or Section 12.2(d) for such Damages.

Indemnification by Innovent

.  Innovent shall indemnify and hold harmless Coherus, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Coherus Indemnitees”), from and against any and all Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:

(a)

the Development, Manufacture or Commercialization by Innovent, its Affiliates, contractors or licensees of any terminated or expired Licensed Product(s) after the corresponding termination in the Territory;

(b)	the Development by Innovent, its Affiliates, contractors or licensees of any Innovent Combination Product in the Territory, including product liability related to such Development;
(c)

the gross negligence or willful misconduct of Innovent or its Affiliates or its or their respective directors, officers, employees, or agents, in connection with Innovent’s performance of its obligations under this Agreement; or

(d)	any material breach by Innovent of any of its representations, warranties, covenants, agreements, or obligations under this Agreement;

provided, however, that, in each case of, and Section 12.2(a), Section 12.2(b), Section 12.2(c) or Section 12.2(d), such indemnity shall not apply to the extent Coherus has an indemnification obligation pursuant to Section 12.1(a), Section 12.1(b) or Section 12.1(c) for such Damages.

Procedure

.

(a)

If a Party is seeking indemnification under Section 12.1 or Section 12.2, as applicable (the “Indemnitee”), it shall inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 12.1 or Section 12.2, as applicable, as soon as reasonably practicable after receiving notice of the claim (an “Indemnification Claim Notice”); provided, that any delay or failure to provide such notice shall not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 12.1 or Section 12.2, as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant claims.

(b)

The Indemnitor shall have the right, upon written notice given to the Indemnitee within [***] ([***]) days after receipt of the Indemnification Claim Notice, to assume the defense of any such claim for which the Indemnitee is seeking indemnification pursuant to Section 12.1 or Section 12.2, as applicable.  The Indemnitee shall cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense.  The Indemnitee shall have the right to participate, at its

EXECUTION VERSION

own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor.
(c)

The Indemnitor shall not settle any claim without first obtaining the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned, or delayed; provided, however, that the Indemnitor shall not be required to obtain such consent if the settlement:  (a) involves only the payment of money and shall not result in the Indemnitee (or other Innovent Indemnitees or Coherus Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief; (b) does not require an admission by the Indemnitee (or other Innovent Indemnitees or Coherus Indemnitees, as applicable); and (c) does not adversely affect the Intellectual Property Rights Controlled by, or the rights or licenses granted to the Indemnitee (or its Affiliate) under this Agreement.  The Indemnitee shall not settle or compromise any such claim without first obtaining the prior written consent of the Indemnitor.

(d)

If the Parties cannot agree as to the application of Section 12.1 or Section 12.2, as applicable, to any claim, pending the resolution of the dispute pursuant to Section 14.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or Section 12.2, as applicable, upon resolution of the underlying claim.  In each case, the Indemnitee shall reasonably cooperate with the Indemnitor and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10.

LIMITATION OF LIABILITY

.  NEITHER INNOVENT NOR COHERUS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION, OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT:  (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR SECTION 12.2, AS APPLICABLE, IN CONNECTION WITH ANY THIRD PARTY CLAIMS; OR (B) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, OR FRAUD OR FOR BREACH OF ARTICLE 10.

13.	Term and TErmination
Term

.

(a)

With respect to the Bevacizumab Licensed Product, this Agreement shall remain in effect for ten (10) years from the Effective Date (“Bevacizumab Product Term”), which may be renewed by successive two (2) year terms prior to expiration of the then effective Bevacizumab Product Term by the mutual agreement of the Parties, unless earlier terminated.

EXECUTION VERSION

(b)

With respect to the Rituximab Licensed Product, the Agreement shall be effective from the Option Effective Date (if any) and shall remain in effect for ten (10) years from the Option Effective Date (if any) (“Rituximab Product Term”), which may be renewed by successive two (2) year terms prior to expiration of the then effective Rituximab Product Term by the mutual agreement of the Parties, unless earlier terminated.

(c)

With respect to the right to exercise the Option under Section 2.3 and the obligations in Section 4.3, such right shall be effective from the Effective Date and shall remain in effect as described in Section 2.3 and Section 4.3.

(d)

The term of this Agreement shall begin as of the Effective Date and expire on the later of the expiration of (i) the Bevacizumab Product Term and (ii) the Rituximab Product Term, unless earlier terminated (the “Term”).

Termination for Material Breach

.

(a)

Material Breach.  This Agreement may be terminated in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis by a Party for a material breach of a material term of this Agreement (a “Material Breach”) by the other Party; provided, that the breaching Party has not cured (if curable) such breach within sixty (60) days after the date of written notice to the breaching Party of such breach (the “Cure Period”), which notice shall describe such breach in reasonable detail and shall state the non‑breaching Party’s intention to terminate this Agreement (in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis).  Any termination of this Agreement (in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis) under this Section 13.2(a) shall become effective at the end of the Cure Period, unless the breaching Party has cured such breach prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then, except with respect to any breach of any undisputed payment obligation, such Cure Period shall be extended for an additional ninety (90) days so long as the breaching Party continues to use commercially reasonable efforts to cure such Material Breach during such extension period.  Notwithstanding the foregoing, (i) a Coherus breach of any material, undisputed payment obligation payable by Coherus to Innovent under Article 8 shall be deemed a Material Breach, and (ii) Coherus shall have thirty (30) days to cure any such breach, not to be extended; provided that, if a government or regulatory action (or inaction) prevents Coherus from making such payment to Innovent within such thirty (30) day period, the Parties shall discuss in good faith to extend such thirty (30) day period.

(b)

Disagreement as to Material Breach.  Notwithstanding Section 13.2(a), if the Parties in good faith disagree as to whether there has been a Material Breach, then: (a) the Party that disputes whether there has been a Material Breach may contest the allegation by referring such matter for resolution in accordance with Section 14.6(b); (b) the relevant Cure Period with respect to such alleged Material Breach shall be tolled from the date on which the Party that disputes whether there has been a Material Breach notifies the other Party of such dispute and through the resolution of such dispute in accordance with the applicable provisions of this Agreement; (c) during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such Material Breach, then the breaching Party shall have the right to cure such Material Breach, after such determination, within the Cure Period (as

EXECUTION VERSION

may be extended in accordance with Section 13.2(a)), which shall commence as of the date of such determination.
13.3

Termination for Change of Control.  Coherus shall notify Innovent in writing within [***] ([***]) days after entry by Coherus into a definitive agreement with [***] (“Competitor Agreement”) as the acquirer of Coherus through a merger or a sale of all of substantially all of Coherus’s assets.  For a period of [***] ([***]) months thereafter, Coherus shall have the right to assign this Agreement to a Third Party as an Acquirer in accordance with Section 14.4.  In the event Coherus, or [***], after the closing of the Competitor Agreement does not assign this Agreement to a Third Party, then Innovent may terminate this Agreement upon written notice.

13.4	Termination for Bankruptcy.
(a)

If either Party makes a general assignment for the benefit of, or an arrangement or composition generally with, its creditors, appoints or suffers appointment of an examiner or of a receiver or trustee over all or substantially all of its property, passes a resolution for its winding up, or files a petition under any bankruptcy or insolvency act or law or has any such petition filed against it which is not dismissed, discharged, bonded, or stayed within ninety (90) days after the filing thereof and seeks to reject this Agreement, the other Party may treat this Agreement as terminated by such rejection, effective immediately upon written notice to such Party.

(b)

For purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Code”) and any similar laws in any other country, all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Code).  The Parties agree that the licensee of such rights under this Agreement will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country.  Each Party hereby acknowledges that (i) copies of research data, (ii) laboratory samples, (iii) product samples, (iv) formulas, (v) laboratory notes and notebooks, (vi) data and results related to Clinical Trials, (vii) regulatory filings and approvals, (viii) rights of reference in respect of regulatory filings and approvals, (ix) pre-clinical research data and results, and (x) marketing, advertising and promotional materials, in each case, that relate to such Intellectual Property Rights, constitute “embodiments” of such Intellectual Property Rights pursuant to Section 365(n) of the Code, and that the licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any such Intellectual Property Rights and all embodiments of such Intellectual Property Rights, and the same, if not already in its possession, will be promptly delivered to it upon its written request therefor and election under Bankruptcy Code Section 365(n)(1)(B) to retain the licenses granted by Innovent to Coherus hereunder in the event of Innovent’s rejection of this Agreement, unless Innovent elects to continue to perform all of its obligations under this Agreement.  The provisions of this Section 13.4(b) are without prejudice to any rights the non-subject Party may have arising under the Code, laws of other jurisdictions governing insolvency and bankruptcy, or other Applicable Law.  The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, including for purposes of the Code and any similar laws in any other country:  (A) the right of access to any Intellectual Property Rights (including all embodiments thereof) of Innovent, or any Third Party with whom Innovent contracts to perform an obligation of Innovent under this Agreement which is necessary for the Development, Manufacture or Commercialization of a Licensed Product; (B) the right to contract directly with any Third Party described in (A) to complete the contracted work, and (C) the right to cure any breach

EXECUTION VERSION

of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to such licensor under this Agreement.
13.5

Termination by Coherus for due to Market Conditions. On a Licensed Product-by-Licensed Product basis, if the competitive, pricing or reimbursement environment for a Licensed Product makes it, in Coherus’ sole discretion, commercially unreasonable for Coherus to Commercialize a Licensed Product, then, following the one-year anniversary of the First Commercial Sale of such Licensed Product, Coherus may terminate this Agreement with respect to such Licensed Product upon eighteen (18) months’ advance written notice to Innovent; provided, however, that [***].

13.6

Termination by Coherus for Launch Delay.  On a Licensed Product-by-Licensed Product basis, Coherus may terminate this Agreement upon written notice to Innovent any time prior to the receipt of the Regulatory Approval for the Licensed Product in the Field in the United States in the event the Regulatory Approval in the Field in the United States cannot be reasonably obtained within [***] ([***]) months from the Effective Date or the Option Effective Date, as applicable.

13.7	Termination by Coherus for Regulatory Reasons.
(a)	On a Licensed Product-by-Licensed Product basis, Coherus may terminate this Agreement immediately upon receipt of [***].
(b)	On a Licensed Product-by-Licensed Product basis, Coherus may terminate this Agreement immediately upon receipt of [***].
13.8

Effects of Expiration or Termination.  Upon the termination or expiration of this Agreement with respect to any Licensed Product, the following provisions shall apply in relation to the terminated or expired Licensed Product:

(a)

General.  The licenses granted by Innovent to Coherus pursuant to Article 2 with respect to the terminated or expired Licensed Product shall terminate and Coherus shall not have any rights to use or exercise any rights under the Innovent IP with respect to such terminated or expired Licensed Product.  In addition, with respect to such terminated or expired Licensed Product, the following provisions in the remainder of this Section 13.8 shall apply.

(b)

Transfer of Regulatory Materials and Regulatory Approvals. Upon the expiration of this Agreement or the effective date of termination, Coherus shall and hereby does, and shall cause its Affiliates and sublicensees to assign to Innovent or, at the direction of Innovent, its Affiliate or designee (such Affiliate or designee, the “Innovent Transferee”), all rights, title and interests in and to all Regulatory Materials and Regulatory Approvals related to the terminated or expired Licensed Product in the Field in the Territory.  Coherus shall use commercially reasonable efforts to [***] take [***] actions necessary to effectuate the [***] assignment of such Regulatory Materials and Regulatory Approvals, including [***], that may be necessary, required or which Innovent or the Innovent Transferee may request.

(c)

Continuation of Performance.  Until expiration of this Agreement or the effective date of termination, as applicable, Coherus shall continue to perform its obligations under this Agreement, except with respect to activities that Innovent elects for Coherus to discontinue.

(d)	Transition Assistance. Coherus shall reasonably cooperate with Innovent to assure a smooth transition of any Clinical Trials, Development, Manufacturing, or

EXECUTION VERSION

Commercialization activities related to the terminated or expired Licensed Product (“Transition Assistance”).
(e)

Return or Destruction of Confidential Information.  Upon the expiration of this Agreement or the effective date of termination, each Party shall return or destroy, at the other Party’s reasonable discretion, the other Party’s Confidential Information in accordance with Section 10.1.

(f)	Inventory.
(i)

In the event of termination of this Agreement by Coherus in accordance with Section 13.5, Section 13.6, or Section 13.7 or by Innovent in accordance with Section 13.2, Section 13.3, or Section 13.4, Innovent may purchase the terminated or expired Licensed Product [***] plus [***] percent ([***]%) all of the inventory of the terminated or expired Licensed Product held by or on behalf of Coherus on the effective date of termination or expiration (including raw materials, intermediates, and finished, unfinished, or partially finished goods) in the applicable country in the Territory.  Innovent shall notify Coherus within [***] ([***]) days after the effective date of termination or expiration whether Innovent wishes to purchase such inventory in accordance with this Section 13.8(f).  In the event Innovent does not purchase such inventory, then Coherus shall be permitted to sell such inventory, provided that such sales occur within [***] ([***]) months after the effective date of termination or expiration and, provided further that Coherus shall remain obligated to pay royalties and report to Innovent with respect to Net Sales of such inventory in accordance with Article 8.

(ii)

In the event of expiration of this Agreement or termination of this Agreement by Coherus in accordance with Section 13.2 or Section 13.4, Coherus shall be permitted to sell all of the inventory of the terminated or expired Licensed Product held by or on behalf of Coherus on the effective date of termination or expiration (including raw materials, intermediates, and finished, unfinished, or partially finished goods), provided that such sales occur within [***] ([***]) months after the effective date of termination or expiration and, provided further that Coherus shall remain obligated to pay royalties and report to Innovent with respect to Net Sales of such inventory in accordance with Article 8.

(g)	Costs and Expenses.
(i)

[***] shall pay for the costs and expenses related to the transfer of all Regulatory Materials in accordance with Section 13.8(b) and Transition Assistance, in each case, in the event of termination of this Agreement by Coherus in accordance with Section 13.5, Section 13.6, or Section 13.7 or by Innovent in accordance with Section 13.2, Section 13.3, or Section 13.4.

(ii)

[***] shall pay for the costs and expenses related to the transfer of all Regulatory Materials in accordance with Section 13.8(b) and Transition Assistance, in each case, in the event of expiration of this Agreement or termination of this Agreement by Coherus in accordance with Section 13.2 or Section 13.4.

(h)

Sublicense.  In the case of termination of this Agreement in its entirety, (i) any and all sublicense agreements entered into by Coherus or any of its Affiliates with a sublicensee pursuant to this Agreement shall be deemed a direct license between such sublicensee and

EXECUTION VERSION

Innovent on the same terms as the corresponding sublicense; and (ii) Coherus shall, upon the written request of Innovent, assign the corresponding sublicense to Innovent or its Affiliates and, upon such assignment, Innovent or its Affiliates, as applicable, shall assume such sublicense; provided that:  (A) such sublicensee is not in breach of any material term of this Agreement; and (B) such sublicensee is in compliance with all terms and conditions of the corresponding sublicense.

Surviving Provisions

.

(a)

Accrued Rights; Remedies.  The expiration or termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which shall survive expiration or termination of this Agreement.  Such expiration or termination shall not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement.  Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article are in addition to any other relief and remedies available to either Party under this Agreement, at law, or in equity.

(b)

Survival.  Without limiting the provisions of Section 13.9(a), the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement shall survive the expiration or termination of this Agreement (to the extent in effect as of the Effective Date), in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement:  Article 1, Section 2.4, Section 2.7, Section 8.5, Section 8.6, Section 9.1, Section 9.2(a)(i) (solely the first sentence), Section 9.2(b) (solely with respect to any Joint Patents that have been filed prior to the date of termination or expiration of this Agreement), Section 9.3(c) (solely the first sentence), Section 9.2(d), Article 10 (other than Section 10.7, which shall not survive), Article 12, Section 13.8, this Section 13.9 and Article 14 shall survive the termination or expiration of this Agreement.

14.	Miscellaneous
Severability

.  If one (1) or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid, or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid, or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision shall be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid, or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid, or unenforceable term or provision.  If the final judgment of such court declares that any term or provision hereof is void, invalid, or unenforceable, the Parties agree to:  (a) reduce the scope, duration, area, or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good-faith effort to replace any void, invalid, or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.

Notices

.  Any notice required or permitted to be given by this Agreement shall be in writing and in English and shall be:  (a) delivered by hand or by overnight courier with tracking capabilities; or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:

EXECUTION VERSION

If to Coherus:

Coherus BioSciences, Inc.
333 Twin Dolphin Drive, Suite 600

Redwood City, CA, 94065, USA

Attention: [***]

With copies to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025, USA
Attn: [***]

If to Innovent:

Innovent Biologics (Suzhou) Co., Ltd.

168 Dongping Street

Suzhou Industrial Park

Suzhou 215123, China

Attn: [***]

With copies to (which shall not constitute notice):

Ropes & Gray LLP

36/F Park Place

1601 Nanjing Road West

Shanghai 200040, China

Attn: [***]

Force Majeure

.  A Party shall not be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather; provided, that the affected Party:  (a) promptly notifies the other Party; and (b) shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance in accordance with the terms of this Agreement whenever such causes are removed.  When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

Assignment

.  Except as otherwise expressly provided in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld.  Subject to the other provisions of this Section 14.4, either Party may assign this Agreement, in its entirety, to (a) an Affiliate for so long as the Affiliate remains an Affiliate of such Party; (b) an acquirer (“Acquirer”) in a change of control or in connection with the sale of all or substantially all of either Party’s assets; or (c) an Acquirer in connection with the sale of all or substantially all of either Party’s assets to which this Agreement relates by first providing to the other Party a reasonable explanation of the capabilities and financial wherewithal of the prospective Acquirer and obtaining the prior written

EXECUTION VERSION

consent of the other Party, such consent not to be unreasonably withheld, delayed, or conditioned based on the consideration of the Licensed Products in the Field in the Territory; provided that in the event of any such transaction described in sub-section (a), (b) or (c) above, the Acquirer to which this Agreement is assigned expressly agrees in writing to assume and be bound by the obligations of the assigning Party under this Agreement.  A copy of such writing shall be provided to the non‑assigning Party within thirty (30) days of the assignment.  Subject to the foregoing and other applicable provisions of this Section 14.4, this Agreement will inure to the benefit of and bind the Parties’ successors and assigns.  Any attempted assignment not in accordance with this Section 14.4 shall be void.  In the event that a permitted assignment of this Agreement by a Party increases the tax liability of the other Party or any of its Affiliates over the amount of any Taxes that otherwise would have been payable in the absence of such assignment, the assigning Party shall reimburse the other Party for the amount of such increased Tax liability.

Waivers and Modifications

.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion.  No waiver, modification, release, or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the Parties.

Choice of Law; Waiver of Jury Trial; Dispute Resolution; Jurisdiction

.

(a)

Choice of Law.  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and interpreted in accordance with the laws of the [***], without giving effect to any choice of law rules.  The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any subject matter hereof.

(b)	Dispute Resolution.
(i)

Except as otherwise set forth in this Agreement, in the event of an unresolved matter, dispute, or issue relating to the breach or alleged breach or interpretation of this Agreement (“Dispute”), the Parties shall refer the Dispute to the Senior Executives for discussion and resolution.  If the Senior Executives are unable to resolve such Dispute within [***] ([***]) days of the Dispute being referred to them by either Party in writing, then the Dispute shall be resolved as provided in Section 14.6(b)(ii) or Section 14.6(b)(iii), as applicable.

(ii)

Any unresolved Disputes between the Parties arising out of or in connection with this Agreement shall be resolved by final and binding arbitration.  Whenever a Party decides to institute arbitration proceedings, it shall give written notice to that effect to the other Party.  Arbitration shall be held in [***], according to the Rules of Arbitration of the [***] (“[***]”) in effect at the Effective Date, except as they may be modified herein or by mutual agreement of the Parties.  All arbitration proceedings shall be conducted by three (3) arbitrators unless otherwise mutually agreed by the Parties.  The claimant and the respondent shall each nominate an arbitrator in accordance with the [***], and the third arbitrator, who shall be the president of the arbitral tribunal, shall be appointed by the two Party-appointed arbitrators in consultation with the Parties.  The Parties undertake to maintain confidentiality as to the existence of the arbitration proceedings and as to all submissions, correspondence, and evidence relating to the arbitration proceedings.  This Section 14.6(b)(ii) shall survive the termination of the arbitral proceedings.

EXECUTION VERSION

No arbitrator (nor any arbitral tribunal) shall have the power to award punitive damages under this Agreement, and such award is expressly prohibited.  Decisions of the arbitrator(s) shall be final and binding on the Parties.  Judgment on the award so rendered may be entered in any court of competent jurisdiction.  The costs of the arbitration shall be shared by the Parties during the course of such arbitration, as assessed by the International Chamber of Commerce, and shall be borne as determined by the arbitrator(s).

(iii)

Notwithstanding anything to the contrary, either Party may at any time seek to obtain preliminary injunctive relief or other applicable provisional relief from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief.  A request by a Party to a court of competent jurisdiction for interim measures necessary to preserve the Party’s rights, including attachments or injunctions, shall not be deemed incompatible with, or a waiver of, the agreement to mediate or arbitrate contained in this Section 14.6(b)(iii), or the availability of interim measures of protection under the [***].  Notwithstanding anything to the contrary in this Section 14.6(b)(iii), any disputes regarding the scope, validity, enforceability, or inventorship of any Patents shall be submitted for final resolution by a court of competent jurisdiction.

Relationship of the Parties

.  Innovent and Coherus are independent contractors under this Agreement.  Nothing contained herein is intended or is to be construed so as to constitute either Party as a partner, agent, or joint venturer of the other Party.  Neither Innovent nor Coherus, respectively, shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Innovent and Coherus, respectively, or to bind Innovent and Coherus, respectively, to any contract, agreement, or undertaking with any Third Party.

Fees and Expenses

.  Except as otherwise specified in this Agreement, each Party shall bear its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Third Party Beneficiaries

.  There are no express or implied Third Party beneficiaries hereunder.  The provisions of this Agreement are for the exclusive benefit of the Parties, and no other person or entity shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except for the indemnification rights of the Innovent Indemnitees pursuant to Section 12.1 and Section 12.3 and the Coherus Indemnitees pursuant to Section 12.2 and Section 12.3.

Entire Agreement

.  This Agreement, together with the attached Exhibits and Schedules, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings, and representations, either oral or written, which may have related to the subject matter hereof in any way, including the Prior CDA and any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date; provided, that this Agreement shall not supersede the terms and provisions of the Prior CDA applicable to any period prior to the Effective Date.

Counterparts

.  This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together, and shall constitute one (1) and the same instrument.  Any such counterpart, to the extent delivered by means of facsimile by .pdf, .tif, .gif, .jpeg, or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an

EXECUTION VERSION

original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Equitable Relief; Cumulative Remedies

.  Notwithstanding anything to the contrary herein, the Parties shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity.  The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

Interpretation

.

(a)

Generally.  This Agreement has been diligently reviewed by and negotiated by and between the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel.  Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

(b)	Definitions; Interpretation.
(i)

The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined and, where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(ii)	Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.
(iii)	The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(iv)	The words “including,” “includes,” “include,” “for example,” and “e.g.,” and words of similar import, shall be deemed to be followed by the words “without limitation.”
(v)	The word “or” shall be interpreted to mean “and/or,” unless the context requires otherwise.
(vi)

The words “hereof,” “herein,” and “herewith,” and words of similar import, shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

EXECUTION VERSION

(vii)

Unless the context requires otherwise or otherwise specifically provided:  (i) all references herein to Articles, Sections, or Schedules shall be construed to refer to Articles, Sections, and Schedules of this Agreement; and (ii) reference in any Section to any subclauses are references to such subclauses of such Section.

(c)

Subsequent Events.  Unless the context requires otherwise:  (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (ii) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed, or amended; and (iii) subject to Section 14.4, any reference herein to any Person shall be construed to include the Person’s successors and assigns.

(d)	Headings. Headings, captions, and the table of contents are for convenience only and shall not be used in the interpretation or construction of this Agreement.
(e)	Prior Drafts. No prior draft of this Agreement shall be used in the interpretation or construction of this Agreement.
Further Assurances

.  Each Party shall execute, acknowledge, and deliver such further instruments, and do all such other ministerial, administrative, or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

Extension to Affiliates

.  Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates.  All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and obligations.  The Party extending the rights and obligations granted hereunder shall remain primarily liable for any acts or omissions of any of its Affiliates.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

COHERUS BIOSCIENCES, INC.	INNOVENT BIOLOGICS (SUZHOU) CO., LTD.
By: /s/ Denny M. Lanfear	By: /s/ Michael Yu
Name: Denny M. Lanfear	Name: Michael Yu
Title: Chairman &Chief Executive	Title: CEO

[Signature Page to License Agreement]

EXHIBIT A

Knowledge of a Party

Omitted pursuant to Regulation S-K, Item 601(a)(5)